EXHIBIT 10.10
                                                                   -------------



                       FORM OF 12.875% TERM NOTES DUE 2008

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT IN COMPLIANCE THEREWITH.

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF MAY 15, 2002 (AS AMENDED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE ISSUERS OR ANY SUCCESSORS THERETO.

THIS DEBT INSTRUMENT IS BEING ISSUED WITH "ORIGINAL ISSUE DISCOUNT" WITHIN THE MEANING OF SECTION 1273(a) OF THE UNITED STATES INTERNAL REVENUE CODE. THE "ISSUE PRICE" OF THIS DEBT INSTRUMENT IS $[ ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS DEBT INSTRUMENT IS [ ]%, THE "ISSUE DATE" IS [ ], 2002 AND THE YIELD TO MATURITY IS [ ]%.

No. 1                                                         $[               ]


                           SPECTRASITE HOLDINGS, INC.
                     SPECTRASITE INTERMEDIATE HOLDINGS, LLC

                     12.875% CONVERTIBLE TERM NOTES DUE 2008

         THIS TERM NOTE (this "TERM NOTE") is one of a duly authorized issue of Term Notes of SPECTRASITE HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (together with any Successor Issuer to such Issuer pursuant to Section 7.01 of this Term Note, the "PARENT"), and SPECTRASITE INTERMEDIATE HOLDINGS, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (together with any Successor Issuer to such Issuer pursuant to Section 7.01 of this Term Note, "INTERMEDIATE HOLDCO" and, together with the Parent, the "ISSUERS"), designated as their 12.875% Convertible Term Notes Due 2008, in an aggregate principal amount of [ ] Million U.S. Dollars (U.S. $[ ]) (the "TERM NOTES"). This Term
Note is issued pursuant to the Funding Agreement and in conjunction with the Stockholders Agreement (each as defined hereafter), and the Holder hereof is intended to be afforded the benefits thereof, including the representations and warranties set forth therein, and be bound by the obligations therein to the extent a party thereto. The Issuers shall use the proceeds of the issuance and sale of this Term Note solely in accordance with the provisions set forth in and as required by the Funding Agreement.

         FOR VALUE RECEIVED, the Issuers, on a joint and several basis, promise to pay to [ ], the holder hereof, or its order (together with its successors and permitted assigns, the "HOLDER"), the principal sum of [ ] Million Dollars ($[ ]) on the Maturity Date and to pay interest (each, an "INTEREST PAYMENT") on the principal sum outstanding from time to time under this Term Note, as adjusted as described below (as so adjusted, the "OUTSTANDING PRINCIPAL AMOUNT"), at the rate of 12.875% per annum, subject to adjustment pursuant to Section 11.18 herein, which shall be cumulative, accrue daily from the Issue Date and, except as described below, be due and payable in arrears on each [January 1] and [July 1] commencing with the [July 1] immediately following the Issue Date (each, an "INTEREST PAYMENT DATE"). If an Interest Payment Date is not a Business Day, then the Interest Payment otherwise payable on such Interest Payment Date shall be due and payable on the Business Day immediately following such Interest Payment Date. Interest payable on any Interest Payment Date shall, at the Issuers' option, be payable in cash or accrued and added to the Outstanding Principal Amount for purposes of calculating the Interest Payments due on the succeeding Interest Payment Dates (and for the purpose of determining the number of votes to which the Holder is entitled pursuant to Section 17.01(b), but not for other purposes). Any accrued and unpaid interest shall be paid in full on the earliest to occur of the Maturity Date or the date required pursuant to Articles 4, 5, 6, 11 or Article 1616. Such interest shall be paid in cash, except as otherwise provided in Article 4. Any principal or accrued and unpaid interest which is not paid when due shall bear interest, payable on demand, at a rate per annum equal to the otherwise applicable interest rate plus 2% (or, if less, the maximum interest rate then permitted by applicable law) from the due date (whether at maturity, upon acceleration or otherwise) until the same is paid in full.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest Payments will be paid to the Person in whose name this Term Note (or one or more predecessor Term Notes) is registered on the records of the Issuers regarding registration and transfers of the Term Notes (together, the "TERM NOTES REGISTER") on the Business Day prior to the applicable payment date. The Issuers shall maintain a Term Notes Register at their principal office in which they shall provide for the registration of Term Notes and of transfers and exchanges.

         This Term Note is subject to the following additional provisions:

                                   ARTICLE 1
                                    EXCHANGE

         This Term Note is exchangeable for an equal aggregate principal amount of Term Notes of different denominations (in integral multiples of $1,000 principal amount), as requested by the Holder surrendering the same. No service charge will be charged to the Holder for such registration, transfer or exchange.

                                   ARTICLE 2
                                    TRANSFERS

         This Term Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act, applicable state securities laws and the provisions of the Related Agreements. Prior to due presentment for transfer of this Term Note, the Issuers may treat the Person in whose name this Term Note is duly registered on the Term Notes Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Term Note be overdue, and the Issuers shall not be affected by notice to the contrary.

                                   ARTICLE 3
                                   DEFINITIONS

         For purposes of this Term Note, the location of defined terms in this Term Note is set forth on the Index of Terms attached hereto and the following terms shall have the following meanings:

         "ADJUSTED EBITDA" as of any date of determination means the sum of (i) the EBITDA of the Parent for the four most recent full fiscal quarters ending prior to such date, less the Parent's Tower EBITDA for such four-quarter period, plus (ii) the product of four times the Parent's Tower EBITDA for the most recent quarterly period, which Tower EBITDA for the most recent quarterly period shall be determined on a pro forma basis after giving effect to (A) all acquisitions or dispositions of assets made by the Parent and its Subsidiaries from the beginning of such quarter through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter, (B) any new lease or Site Management Contract entered into by the Parent or any Restricted Subsidiary in the ordinary course of business with respect to Tower Assets from the beginning of such quarter through and including such date of determination as if such new lease or Site Management Contract had been signed at the beginning of such quarter and the rent required by the terms of such lease or Site Management Contract for such quarter had been received by the Parent or a Restricted Subsidiary during such quarter, (C) the loss from the beginning of such quarter through and including such date of determination of any lease or Site Management Contract of the Parent or a Restricted Subsidiary with respect to any Tower Assets that was in effect on the first day of such quarter as if such lease or Site Management Contract had not been in effect during such quarter and no rent under such lease had been received during such quarter and (D) any rent increases received by the Parent or any Restricted Subsidiary during the period beginning on the first day of such quarter and ending on the date of determination related to leases or Site Management Contracts on Tower Assets as if such increased rental rate had been in effect at the beginning of such quarter and such increased amount of rent had been received by the Parent or a Restricted Subsidiary during such quarter. For purposes of making the computation referred to above, (1) acquisitions that have been made by the Parent or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the date of determination shall be deemed to have occurred on the first day of the reference period and EBITDA for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination shall be excluded.

         "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Parent or any Restricted Subsidiary or (iii) any other assets of the Parent or any Restricted Subsidiary outside of the ordinary course of business of the Parent or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to another Restricted Subsidiary, (w) for purposes of Section 11.06 only, a disposition that constitutes a Restricted Payment permitted by Section 11.04 (or a disposition that would be a Restricted Payment but for any parenthetical contained in the definition thereof, including any Permitted Investment), (x) a disposition of assets with a fair market value of less than $5.0 million, (y) grants of leases or licenses in the ordinary course of business, and (z) disposals of cash equivalents).

         "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by this Term Note, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

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

         "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "BOARD OF DIRECTORS" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.

         "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

         "CAPITALIZED LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as such term is used in Rules 13(d)-3 and 13(d)-5 of the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Parent; PROVIDED, that the Permitted Holders "beneficially own", directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Parent (for the purposes of this clause (i), (a) such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own", directly or indirectly, in the aggregate a lesser percentage of the total voting power

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

         of the Voting Stock of such parent entity than such other person, and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity and (b) the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity held by any other parent entity, so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a majority of the voting power of the parent entity's Voting Stock); provided that a transaction or event shall not constitute a "change of control" under this clause (i) if such transaction or event is solely a result of the sale, transfer or other disposition of the Term Notes, common stock or other securities by one or more Noteholders or any Affiliate thereof unless such transaction or event is approved by a majority of the disinterested members of the Board of Directors;

                  (ii) the Parent shall at any time cease to be the legal and beneficial owner of 100% of the Capital Stock of Intermediate Holdco;

                  (iii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

                  (iv) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent (or any merger or consolidation, of any Person with or into any Subsidiary of Parent, if Capital Stock of Parent is issued in connection therewith), unless holders of the securities of the Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Parent hold securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation;

                  (v) the sale of all or substantially all of either Issuer's assets to another Person, other than a Permitted Holder or a Person that is controlled by the Permitted Holders; and

                  (vi) the sale of all or substantially all of Intermediate Holdco's assets to another Person other than a Person to whom has been transferred all or substantially all of the assets of the Parent.

         "CLOSING PRICE" means, with respect to one share of Common Stock on any day, the closing sale price per share of Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices per share of Common Stock, regular way, in each case as quoted on NASDAQ or, if the Common Stock is not quoted or listed or admitted to trading on NASDAQ, on the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices, per share of Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors (including a majority of the disinterested directors).

         "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Parent (or any security into which this Note may be converted in lieu thereof pursuant to Article 4).

         "COMPLETED BROADCAST TOWER" means a communications tower of at least 500 feet, other than a Completed Tower, with, as of the date of determination,
(i) at least one broadcast tenant that has executed a definitive lease or Site Management Contract with the Parent or any of its Restricted Subsidiaries and
(ii) capacity for at least one other tenant.

         "COMPLETED TOWER" means a communications transmission tower with, as of any date of determination, (i) at least one anchor tenant that has executed a definitive lease or Site Management Contract with the Parent or any of its Restricted Subsidiaries and (ii) capacity for at least three tenants.

         "CONSOLIDATED INDEBTEDNESS" as of any date of determination means (without duplication) (i) the total amount of Indebtedness of the Parent and its Restricted Subsidiaries, (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the Parent or one or more of its Restricted Subsidiaries, (iii) the aggregate liquidation value of all Disqualified Stock of the Parent and all Preferred Stock of Restricted Subsidiaries of the Parent not owned by the Parent or a Restricted Subsidiary, in each case, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Parent and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Parent or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts

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

and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends paid in respect of all Preferred Stock of the Parent and its Subsidiaries held by Persons other than the Parent or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Parent or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Indebtedness Incurred by such plan or trust.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Parent and its consolidated Subsidiaries; PROVIDED, that there shall not be included in such Consolidated Net Income:

         (i) any net income (loss) of any Person (other than the Parent) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in (iv) below, the Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below),

         (ii) any net income (loss) of any Person acquired by the Parent or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

         (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions (other than any restrictions permitted in Section 11.05), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent, except that (A) subject to the exclusion contained in clause (iv) below the Parent's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) solely for purposes of calculating the Indebtedness to Adjusted EBITDA Ratio, the Parent's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

         (iv) any gain or loss realized upon the sale or other disposition of any assets of the Parent, its consolidated Subsidiaries or any other Person (including

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

pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

         (v) any net income or loss of any Unrestricted Subsidiary, except to the extent distributed to the Parent or one of its Subsidiaries,

         (vi)     any extraordinary gain or loss, and

         (vii)    the cumulative effect of a change in accounting principles.

         Notwithstanding the foregoing, for the purposes of Section 11.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Parent or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "CONSOLIDATED TANGIBLE ASSETS" means, with respect to the Parent, the total consolidated tangible assets of the Parent and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Parent and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

         "CONVERSION FAILURE" means that for any reason the Holder has not received all of the shares of Common Stock to which the Holder is entitled prior to the fifth day after the Share Delivery Date with respect to any conversion of this Term Note.

         "CONVERSION PRICE" means $0.65, as adjusted from time to time in accordance with the provisions of Article 4.

         "CREDIT FACILITY" means any debt or credit facility or commercial paper facility providing for revolving credit loans, term loans, accounts receivable financing (including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable) or letters of credit, or other non-convertible debt securities or other form of debt financing, in each case, as amended, restated, supplemented, extended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any such amendment, restatement, supplement, extension, modification, renewal, refunding, replacement or refinancing that increases the amount borrowable thereunder or alters the maturity thereof.

         "CURRENCY AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

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

         "CURRENT MARKET PRICE" means, with respect to one share of Common Stock on any day, the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such day.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of this Term Note; PROVIDED, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or "asset sale" occurring prior to the 91st day after the Stated Maturity of this Term Note shall not constitute Disqualified Stock if the "change of control" or "asset sale" provisions applicable to such Capital Stock are not materially more favorable taken as a whole to the holders of such Capital Stock than the provisions described under Section 6.01 and Section 11.06.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) Consolidated Interest Expense, (ii) all income tax expense of the Parent and its consolidated Restricted Subsidiaries, (iii) depreciation expense of the Parent and its consolidated Restricted Subsidiaries, (iv) amortization expense of the Parent and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (v) all other non-cash charges of the Parent and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and (vi) any premium or penalty paid in connection with repurchasing, redeeming, retiring, defeasing or acquiring any Indebtedness prior to maturity to the extent deducted in calculating Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid to the Parent in the form of a dividend by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its

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

stockholders, without in any event giving effect to any restrictions or limitations permitted in Section 11.05.

         "EQUITY OFFERING" means a public or private issuance by the Parent of common stock of the Parent for cash.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" means the 12.875% Convertible Notes due December 15, 2008 to be issued by Parent and Intermediate Holdco, as co-issuers, in the Transactions in an aggregate principal amount not to exceed $75.0 million containing terms consistent in all material respects with those described in the offering circular dated May [ ], 2002, as the same may be amended, modified or supplemented prior to the Issue Date.

         "FUNDING AGREEMENT" means that certain Funding Agreement dated as of May 15, 2002 among the Issuers and the initial holders of the Term Notes (as amended from time to time).

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

         "HEDGING OBLIGATIONS" of any Person means the actual obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary unless such Indebtedness or Capital Stock is repaid or redeemed on the date such Person becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

         "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

         (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

         (ii) all Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit and other contingent liabilities (but only to the extent such contingent liabilities are not reflected as liabilities on the consolidated balance sheet of such Person) securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

         (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (vi)     all obligations of the type referred to in clauses (i) through
(v) above, of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

         (vii)    all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person

(whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

         (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above or the accreted value thereof, in the case of Indebtedness issued with original issue discount, and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "INDEBTEDNESS TO ADJUSTED EBITDA RATIO" as of any date of determination means the ratio of (i) Consolidated Indebtedness as of such date to (ii) Adjusted EBITDA.

         "INTEREST", in respect of the Term Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

         "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is a party or a beneficiary.

         "INTERMEDIATE HOLDCO INDEBTEDNESS TO ADJUSTED EBITDA RATIO" as of any date of determination means the ratio of (i) Consolidated Indebtedness of Intermediate Holdco as of such date to (ii) Adjusted EBITDA of Intermediate Holdco. "Consolidated Indebtedness" and "Adjusted EBITDA" of Intermediate Holdco shall be determined in the same manner as Consolidated Indebtedness and Adjusted EBITDA of Parent are determined pursuant to this Term Note, with all references to Parent and/or its Restricted Subsidiaries in such definitions instead referring to Intermediate Holdco and/or its Restricted Subsidiaries.

         "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers, lessees or licensees in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definitions of "Unrestricted Subsidiary" and "Restricted Payment" and
Section 11.04, (i) "Investment" shall include the portion (proportionate to the Parent's equity interest in such Subsidiary) of the fair market value of the net assets of any

Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Parent's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors.

         "ISSUE DATE" means ___________, 2002.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "MATURITY DATE" means the earlier to occur of (i) June 16, 2008 and
(ii) the 180th day (or, if such day is not a Business Day, the next succeeding Business Day) following repayment in full of the New Credit Facility.

         "NASDAQ" means The Nasdaq National Market.

         "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, title, accounting, investment banking and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Parent or any Restricted Subsidiary after such Asset Disposition, and (v) any reserves established in respect of the sales price of such asset for post-closing adjustments, indemnification purposes or employee termination expenses.

         "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NEW CREDIT FACILITY" means that certain agreement, dated as of February 22, 2001, among Spectrasite Communications, Inc., as borrower, Spectrasite Holdings, Inc., as a guarantor, CIBC World Markets Corp. and Credit Suisse First Boston, as joint lead arrangers and bookrunners, CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as arrangers, Credit Suisse First Boston, as syndication agent, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as co-documentation agents, Canadian Imperial Bank of Commerce as Administrative Agent and Collateral Agent, and the other credit parties party thereto, in each case, as amended, restated, supplemented, extended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any such amendment, restatement, supplement, extension, modification, renewal, refunding, replacement or refinancing that increases the amount borrowable thereunder or alters the maturity thereof.

         "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Parent nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Parent or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "NOTEHOLDERS" or "HOLDERS" means the registered holders from time to time of the Term Notes.

         "NYSE" means The New York Stock Exchange, Inc.

         "OFFICER" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Parent or Intermediate Holdco, as applicable.

         "OFFICER'S CERTIFICATE" means a certificate signed by any Officer.

         "PARENT NOTES" shall mean, collectively, the Parent's 6-3/4% Convertible Notes due 2010, the Parent's 10-3/4% Notes due 2010, the Parent's 11-1/4% Notes due 2009, the Parent's 12% Notes due 2008, the Parent's 12-1/2% Notes due 2010 and the Parent's 12-7/8% Notes due 2010.

         "PARENT NOTES INDENTURES" shall mean, collectively, (a) that certain Indenture dated as of June 26, 1998, between Parent, as issuer, and the Indenture Trustee, in respect of the Parent's 12% Notes due 2008, (b) that certain Indenture dated as of April 20, 1999, between Parent, as issuer, and the Indenture Trustee, in respect of the Parent's 11-1/4% Notes due 2009, (c) that certain Indenture dated as of March 15, 2000, between Parent, as issuer, and the Indenture Trustee, in respect of the Parent's 10-3/4% Notes due 2010, (d) that certain Indenture dated as of March 15, 2000, between Parent, as issuer, and the Indenture Trustee, in respect of the Parent's 12-7/8% Notes due 2010, (e) that certain Indenture dated as of November 20, 2000, in respect of the Parent's 6-3/4% Convertible Notes due 2010, and (f) that certain Indenture dated as of December 20, 2000, in respect of the Parent's 12-1/2% Notes due 2010, in each case as amended heretofore.

         "PERMITTED ACQUISITION INDEBTEDNESS" means Indebtedness or acquired debt in an aggregate principal amount not to exceed $50.0 million at any one time outstanding, incurred or assumed in connection with the acquisition of an entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business as determined by the Board of Directors, that is a Permitted Business or incurred by such entity or the owner of such assets and outstanding on the date of such acquisition.

         "PERMITTED BUSINESS" means any business conducted by the Parent and its Restricted Subsidiaries on the Issue Date and any other business related, ancillary or complementary to any such business.

         "PERMITTED HIGH-YIELD SECURITIES" shall mean, collectively, (a) preferred equity securities issued by Parent, and (b) other debt securities issued by Parent (including, without limitation, any debt securities convertible into Capital Stock of Parent), as an "add-on" under the Parent Notes Indentures or otherwise; PROVIDED, that in each case, the terms and conditions of such securities (i) shall not be substantially more onerous (taken as a whole) on Parent (as determined in good faith by Parent's Board of Directors) than the terms of the Parent Notes Indentures (except for an increase in the interest rate payable thereon to the extent provided in clauses (ii)(A)(II) and (ii)(B) below); and (ii) shall provide, among other things, that (A) in the case of discount notes, neither dividends nor interest shall be payable (I) in cash at any time prior to the third anniversary of the Issue Date or (II) at a rate greater than eighteen percent (18%) per annum; (B) in the case of any such debt or equity securities with a cash pay component thereof, the aggregate principal amount thereof and the interest or dividend rate applicable thereto shall be no greater than the principal amount and/or the interest or dividend rate with respect to which SpectraSite Communications Inc. has demonstrated pro forma compliance with the terms of the New Credit Facility to the extent required by the New Credit Facility and (C) such securities shall have no required cash redemptions (other than customary change of control and asset sale redemption provisions) or principal maturities prior to the day after the first anniversary of the Maturity Date.

         "PERMITTED HOLDERS" means any or all of Stephen H. Clark, David P. Tomick, Welsh, Carson, Anderson & Stowe, VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Management Corporation, WCAS Information Partners, L.P., WCAS Capital Partners III, L.P., their respective general partners, employees of Welsh, Carson, Anderson & Stowe, and the respective Affiliates of each of the foregoing.

         "PERMITTED INVESTMENT" means an Investment by the Parent or any Restricted Subsidiary in (i) the Parent, a Wholly Owned Subsidiary or a Person which will, upon the making of such Investment, become a Wholly Owned Subsidiary, PROVIDED that a loan or other extension of credit by the Parent or a Restricted Subsidiary to a Restricted Subsidiary that is not a Wholly Owned Subsidiary also will constitute a "Permitted Investment"; and PROVIDED FURTHER that a Permitted Business is the primary business of the Person in which any such Investment is made; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary; PROVIDED, that such Person's primary business is a Permitted Business, (iii) Temporary Cash Investments, (iv) receivables owing to the Parent or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances, (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business,
(vi) loans or advances to employees made in the ordinary course of business consistent with past practice of the Parent or such Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time, (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor, (viii) any Person to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 11.06, (ix) Capital Stock of the Parent or any Restricted Subsidiary purchased, redeemed or otherwise acquired or retired for value from members of either of the Issuers' management or employees, but in any event not to exceed $2.0 million in the aggregate in any twelve-month period, (x) other Investments in Permitted Businesses not to exceed, at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value), the sum of (1) $10.0 million and (2) 10% of the Parent's Consolidated Tangible Assets,
(xi) any Interest Rate Agreement or Currency Agreement, (xii) any acquisition of assets to the extent consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Parent, (xiii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits, (xiv) deposits of proceeds from Asset Dispositions with a "qualified intermediary," "qualified trustee" or similar person for purposes of facilitating a "like-kind" exchange made in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended; PROVIDED, that the making of any Permitted Investment pursuant to this clause
(xiv) will not in any manner violate Section 11.06, (xv) Investments made out of the Net Cash Proceeds or Qualified Proceeds of the issuance or sale, other than to a Subsidiary of the Parent, of Capital Stock of the Parent, other than Disqualified Stock, since the Issue Date, to the extent that such Net Cash Proceeds or Qualified Proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to Section 11.04 or to the extent such Net Cash Proceeds or Qualified Proceeds have not been used to Incur Indebtedness and (xvi) other Investments not to exceed at any one time outstanding $75.0 million.

         "PERMITTED LIENS" means, with respect to any Person, (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business, (ii) Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business, (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, (vi) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Term Notes, secured by a Lien on the same property securing such Hedging Obligations, (vii) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Parent or any of its Restricted Subsidiaries, and Liens securing the obligations (other than Indebtedness) of the Parent or any of the Restricted Subsidiaries under any such leases and subleases of real property,
(viii) Liens existing as of the Issue Date and Liens securing the Term Notes,
(ix) Liens created solely for the purpose of securing the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date; PROVIDED, that (A) the Indebtedness secured by such Liens shall have otherwise been permitted to be issued under this Term Note and (B) such Liens shall not encumber any other assets or property of the Parent or any of its Restricted Subsidiaries, (x) Liens on the assets or property of a Restricted Subsidiary of the Parent existing at the time such Restricted Subsidiary became a Subsidiary of the Parent and not incurred as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Subsidiary of the Parent; PROVIDED, that (A) any such Lien does not by its terms cover any property or assets after the time such Restricted Subsidiary becomes a Subsidiary which were not covered immediately prior to such transaction, (B) the Incurrence of the Indebtedness secured by such Lien shall have otherwise been permitted to be issued under this Term Note, and (C) such Liens do not extend to or cover any other property or assets of the Parent or any of its Restricted Subsidiaries, (xi) Liens securing Indebtedness outstanding under a Credit Facility and any other Liens securing Indebtedness permitted under this Term Note to be Incurred by a Restricted Subsidiary, (xii) Liens extending, renewing or replacing in whole or in part a Lien permitted by the Term Notes; PROVIDED, that (A) such Liens do not extend beyond the property subject to the existing Lien and improvements and construction on such property and (B) the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien, (xiii) Liens Incurred in the ordinary course of business by the Parent or any Restricted Subsidiary of the Parent with respect to obligations that do not exceed $25.0 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Parent or such Restricted Subsidiary, (xiv) Liens in favor of Intermediate Holdco or a Wholly Owned Subsidiary, (xv) any interest in or title of a lessor to any property subject to Capitalized Lease Obligations permitted to be Incurred under this Term Note, (xvi) Liens on the Capital Stock of Unrestricted Subsidiaries, (xvii) the Liens granted pursuant to the terms of the Security and Subordination Agreement, as amended, modified or supplemented from time to time, entered into pursuant to the terms of the Agreement and Plan of Merger, dated as of February 10, 1999, among Parent, SpectraSite Communications, Inc., SHI Merger Sub, Inc., Nextel Communications, Inc. and certain of its subsidiaries; (xviii) Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or other financial institution, (xix) Liens on property subject to

Capitalized Lease Obligations to the extent the related Capitalized Lease Obligation is permitted to be incurred under Section 11.02 or Section 11.03 of this Term Note, (xx) Liens on property of an Issuer or a Restricted Subsidiary at the time such Issuer or Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into either Issuer or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition, and PROVIDED further that such Liens may not extend to any other property owned by the Parent or any Restricted Subsidiary, and (xxi) Liens on government securities that secure Indebtedness, to the extent that such government securities are purchased with the proceeds of such Indebtedness.

         "PERMITTED TRANSFEREE" has the meaning assigned to such term in the Stockholders Agreement.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the Issue Date among Parent, the lenders party to the New Credit Facility and the Noteholders and [ ], as Collateral Agent, as amended, amended and restated or otherwise modified from time to time.

         "PREFERRED STOCK" means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "QUALIFIED PROCEEDS" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

         "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Parent or any Restricted Subsidiary existing on the date of this Term Note or Incurred in compliance with this Term Note (including Indebtedness of the Parent that Refinances Indebtedness of any Restricted Subsidiary, and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of a Restricted Subsidiary guaranteed or co-issued by the Parent) including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED FURTHER that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Parent that Refinances Indebtedness of the Parent (it being understood that Indebtedness of a Subsidiary may refinance Indebtedness of a Subsidiary co-issued or guaranteed by Parent), (y) Indebtedness of a Subsidiary of the Parent other than Intermediate Holdco that refinances Indebtedness of Intermediate Holdco or (z) Indebtedness of the Parent or a Subsidiary of the Parent that refinances Indebtedness of an Unrestricted Subsidiary.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Parent and the other parties thereto (as amended from time to time).

         "RELATED AGREEMENTS" means the Funding Agreement and the "Ancillary Agreements", as such term is defined in the Funding Agreement, in each case as amended from time to time.

         "REQUIRED NOTEHOLDERS" means, as of any date, Noteholders holding at least a majority of the Outstanding Principal Amount of Term Notes outstanding on such date.

         "RESTRICTED PAYMENT" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock in respect thereof (other than (a) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (b) dividends or distributions payable solely to a Restricted Subsidiary, and (c) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Parent held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than the Parent or a Restricted Subsidiary), other than the exercise by the Parent of any option to convert or exchange any Capital Stock into Indebtedness so long as such Indebtedness is permitted to be Incurred as of the date of such exercise pursuant to this Term Note, and other than as permitted by clause (ix) of the definition of "Permitted Investments", (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Parent (excluding the Term Notes and any other Indebtedness consisting of a guarantee or co-issuance of Indebtedness of a Subsidiary), the Exchange Notes or any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Indebtedness of the Parent, the Exchange Notes or Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "RESTRICTED SUBSIDIARY" means Intermediate Holdco and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

         "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Parent or a Restricted Subsidiary transfers such property to a Person and the Parent or a Restricted Subsidiary leases it from such Person.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "SITE MANAGEMENT CONTRACT" means any agreement pursuant to which the Parent or any Restricted Subsidiary has the right to substantially control Tower Assets and the revenues derived from the rental or use thereof.

         "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred); PROVIDED that the "STATED MATURITY" of the Term Notes shall be the date set forth in clause (i) of the definition of "Maturity Date".

         "STOCKHOLDERS AGREEMENT" means the Fourth Amended and Restated Stockholders Agreement among the Parent and certain shareholders of the Parent, dated as of the Issue Date (as amended from time to time).

         "SUBORDINATED OBLIGATION" means any Indebtedness of the Parent or Intermediate Holdco (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to this Term Note pursuant to a written agreement.

         "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

         "TOWER ASSET EXCHANGE" means any transaction in which the Parent or a Restricted Subsidiary exchanges assets for Tower Assets or Tower Assets and cash or cash equivalents where the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Noteholders) of the Tower Assets and cash or cash equivalents received by the Parent and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed in such exchange.

         "TOWER ASSETS" means communication transmission towers and related assets that are located on the site of a transmission tower.

         "TOWER EBITDA" means, for any period, the EBITDA of the Parent and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue, license or management fees paid to manage, lease or sublease space on communication sites owned, leased or managed by the Parent (collectively, "site leasing revenues"), all determined on a consolidated basis and in accordance with GAAP. Tower EBITDA will not include revenue derived from the sale of assets. In allocating, corporate, general, administrative and other operating expenses that are not allocated to any particular line of business in the financial statements of the Parent, such expenses shall be allocated to the Parent's site leasing business in proportion to the percentage of the Parent's total revenues for the applicable period that were site leasing revenues.

         "TRADING DAY" means (i) if the Common Stock is quoted on NASDAQ, a day on which trades may be made thereon, (ii) if the Common Stock is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business or (iii) if the Common Stock is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "TRANSACTIONS" means (a) the issue and sale by the Issuers of the Notes and the use of the proceeds therefrom as contemplated by the Funding Agreement and (b) the issue and sale of the Exchange Notes in exchange for certain of the Parent's outstanding Parent High-Yield Debt on the terms described in the offering circular dated May [__], 2002, as the same may be amended, modified or supplemented prior to the Issue Date.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Parent (including any newly acquired or newly formed Subsidiary of the Parent but excluding Intermediate Holdco) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Parent or any other Restricted Subsidiary of the Parent that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 11.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (a) immediately after giving effect to such designation, no Default shall have occurred and be continuing and (b) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under this Term Note. Any such designation by the Board of Directors shall be evidenced to the Holder by promptly delivering to the Holder a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "VOTING PRICE" means $[ ] (a price equal to the volume-weighted average price per share of Common Stock for the 5 consecutive Trading Days immediately prior to [ ], 20021, as published by Bloomberg (using the "volume average price" function or its equivalent) subject to anti-dilution adjustment from time to time as provided in Section 4.05(a) or Section 4.05(c).

         "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustee thereof.

         "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary of the Parent all the Capital Stock of which (other than directors' qualifying shares) is owned by the Parent or another Wholly Owned Subsidiary.

                                    ARTICLE 4
                     CONVERSION AT THE OPTION OF THE HOLDER

         Section 4.01. RIGHT TO CONVERT. (a) Subject to and upon compliance with the provisions of this Term Note, the Holder shall have the right, at its option, at any time after Parent Stockholder Approval (as defined in the Funding Agreement) through the close of business on the Maturity Date to convert the Outstanding Principal Amount of this Term Note, or any portion of such

------------------------
1    Date of signing

Outstanding Principal Amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the Outstanding Principal Amount (excluding accrued and unpaid interest) of this Term Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of this Term Note so to be converted in whole or in part in the manner provided in Section 4.02. In connection with any such conversion, the Holder also shall have the right to receive a payment (each, a "CONVERSION INTEREST PAYMENT"), at the time and in the manner provided in Section 4.02, of the accrued and unpaid interest with respect to the portion of the Outstanding Principal Amount of this Term Note so converted, which payment shall be made as set forth below. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Term Note to Common Stock, and only to the extent this Term Note is deemed to have been converted to Common Stock under this Article 4. Notwithstanding any call for redemption of this Term Note pursuant to Article 5 and notwithstanding the prior delivery of any Optional Redemption Notice, the right to convert this Term Note shall terminate at the close of business on the Business Day immediately preceding the Optional Redemption Date, unless the Issuers shall default in making payment of the Optional Redemption Price.

         The Issuers may elect to pay any Conversion Interest Payment in (i) cash, (ii) shares of Common Stock (which will be valued for this purpose at 95% of the average of the daily Closing Prices per share of Common Stock for the five consecutive Trading Days immediately prior to the Conversion Date) or (iii) any combination thereof.

         (b) Notwithstanding anything herein to the contrary, the Holder shall not have the right to convert all or any part of this Term Note into shares of Common Stock unless the Parent's stockholders have approved the issuance of the Common Stock upon conversion of this Term Note in accordance with the rules and regulations of NASDAQ and an amendment to Parent's certificate of incorporation authorizing a sufficient number of shares of Common Stock.

         Section 4.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege with respect to this Term Note, the Holder shall surrender this Term Note at the address of the Parent set forth in Article 22 and shall give written notice of conversion in the form attached hereto (or such other notice as is acceptable to the Issuers) to such address that the Holder elects to convert this Term Note or the portion hereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 4.04. If this Term Note is surrendered for conversion, it shall, unless the shares issuable on conversion are to be issued in the same name as the registration of this Term Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuers duly executed by, the Holder or its duly authorized attorney.

         As promptly as practicable, but no later than five days (such fifth day, the "SHARE DELIVERY DATE"), after satisfaction of the requirements for conversion set forth above, the Parent shall issue and shall deliver to the Holder at the address of the Holder appearing on the Term Notes Register, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Term Note or portion hereof (including any shares of Common Stock issued in respect of a Conversion Interest Payment) as determined in accordance with the provisions of this Article 4, (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 4.03 and (iii) a check or cash in an amount equal to the Conversion Interest Payment (or any portion thereof) not paid in shares of Common Stock as described above. In case this Term Note shall be surrendered for partial conversion, the Issuers shall, as soon as practicable and in no event later than five days following delivery of this Term Note, execute and deliver to the Holder without charge a new Term Note or Term Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Term Note.

         Each conversion shall be deemed to have been effected as to this Term Note (or portion hereof) on the date (the "CONVERSION DATE") on which the requirements set forth above in the first paragraph of this Section 4.02 have been satisfied, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, that any such surrender on any date when the stock transfer books of the Parent shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which this Term Note shall be surrendered.

         No adjustment in respect of interest on any Term Note converted or dividends on any shares issued upon conversion of such Term Note will be made upon any conversion except as set forth herein.

         Section 4.03. NO ISSUANCE OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Term Note (including as part of any Conversion Interest Payment). If more than one Term Note shall be surrendered for conversion at one time by the Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate Outstanding Principal Amount of the Term Notes (or specified portions thereof to the extent permitted hereby and thereby) so surrendered, including any shares of Common Stock to be issued as part of a Conversion Interest Payment. If any fractional share of stock would be issuable upon the conversion of any Term Note or Term Notes by the Holder (including as part of any Conversion Interest Payment), the Parent shall, at the Parent's option, make an adjustment and payment to the Holder therefor in cash at the Closing Price per share of Common Stock on the last Business Day immediately preceding the Conversion Date or the Parent will round up the number of shares issuable upon such conversion to the next highest whole number of shares.

         Section 4.04. TAXES ON SHARES ISSUED. The issuance of stock certificates on conversions of this Term Note shall be made without charge to the Holder for any tax in respect of the issue or transfer thereof. The Issuers shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder, and the Issuers shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuers the amount of such tax or shall have established to the satisfaction of the Issuers that such tax has been paid.

         Section 4.05. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Issuers as follows:

         (a) In case the Parent shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction, the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Parent shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of

Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Parent for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors (including a majority of the disinterested directors).

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Parent shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Parent (other than any dividends or distributions to which Section 4.05(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 4.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in
Section 4.05(a) (any of the foregoing hereinafter in this Section 4.05(d) called the "Securities")), then, in each such case (unless the Parent elects to reserve such Securities for distribution to the Holder upon the conversion of this Term Note so that the Holder will receive upon such conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount and kind of such Securities which the Holder would have received if the Holder had converted this Term Note into Common Stock immediately prior to the Record Date for such distribution of the Securities), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors (including a majority of the disinterested directors) and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock on such Record Date, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; PROVIDED, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder receives at such time, or shall have the right to receive upon conversion, the amount of Securities the Holder would have received had the Holder converted this Term Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 4.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Rights or warrants distributed by the Parent to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Parent's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (each a "TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not immediately exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05 (and no adjustment to the Conversion Price under this Section 4.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.05(d).

         If any such right or warrant, including any such existing right or warrant distributed prior to the date of this Term Note, is subject to events, upon the occurrence of which such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.05 was made, (i) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase and (ii) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         No adjustment of the Conversion Price shall be made pursuant to this
Section 4.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Parent for distribution, to the Holder upon conversion by the Holder of this Term Note to Common Stock. For purposes of this Section 4.05(d) and Sections 4.05(a) and (b), any dividend or distribution to which this Section 4.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 4.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 4.05(a) and (b) with respect to such dividend or distribution shall then be made), except (x) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 4.05(a) and (b), and (y) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 4.05(a).

         (e) In case the Parent shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (i) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 4.05(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and
(y) 3.75% of the average of the Closing Prices per share of Common Stock for the ten Trading Days immediately prior to the date of declaration of such dividend, and (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Parent, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the record date; PROVIDED, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion the amount of cash the Holder would have received had the Holder converted this Term Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4.05(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 4.05(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

         (f) In case a tender or exchange offer made by the Parent or any Subsidiary of the Parent for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors (including a majority of the disinterested directors), whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time. In the event that the Parent is obligated to purchase shares pursuant to any such tender or exchange offer, but the Parent is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

         (g) In case of a tender or exchange offer made by a Person other than the Parent or any Subsidiary of the Parent for an amount that increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors (including a majority of the disinterested directors), whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "OFFER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and
(ii) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 4.05(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Parent to engage in any transaction described in Article 7.

         (h) To the extent permitted by applicable law, the Parent from time to time may (but is not obligated to) reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors (including a majority of the disinterested directors) shall have made a determination that such reduction would be in the best interests of the Parent, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Parent shall mail to the Holder a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, that any adjustments that by reason of this Section 4.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made by the Board of Directors and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Parent plan for reinvestment of dividends or interest. To the extent this Term Note becomes convertible into cash, assets, property or securities (other than capital stock of the Parent), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

         (j) Whenever the Conversion Price is adjusted as herein provided, the Parent shall promptly prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder at its last address appearing on the Term Notes Register within 10 days after the date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (k) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Parent will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Parent.

         (l) In any case in which Section 4.05 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to (a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to
(b), (4) the Expiration Time for any tender or exchange offer pursuant to (f), or (5) the Offer Expiration Time for a tender or exchange offer pursuant to (g) (each a "DETERMINATION DATE"), the Parent may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Term Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to
Section 4.03. For purposes of this clause (l), the term "ADJUSTMENT EVENT" shall mean:

                  (1) in any case referred to in clause (1) hereof, the occurrence of such event,

                  (2) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                  (3) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                  (4) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

         Section 4.06. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Prior to the consummation of (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 4.05(c) applies), (ii) any consolidation, merger or combination of the Parent with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Parent to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then (x) the Parent or the successor or purchasing Person, or, if applicable, the parent entity of such successor or purchasing Person (in each case, the "ACQUIRING ENTITY"), as the case may be, and (y) Intermediate Holdco shall deliver to the Holder a written agreement to deliver, promptly following the consummation of any of the foregoing events, to the Holder in exchange for this Term Note a security of the Acquiring Entity and Intermediate Holdco evidenced by a written instrument substantially similar in form and substance to this Term Note, including, without limitation, having a principal amount equal to the Outstanding Principal Amount of this Term Note, being of rank (relative to other Indebtedness of the Acquiring Equity, its Subsidiaries and any parent entity of the Acquiring Entity and to other Indebtedness of Intermediate Holdco, its Subsidiaries and any parent entity of Intermediate Holdco) equal to this Term Note and being convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of this Term Note (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to effect such conversion and shareholder approval has been obtained) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming (i) such holder is not a Person with which the Parent consolidated or into which the Parent merged or which merged into the Parent or to which such sale or conveyance was made, as the case may be, or an Affiliate of such a Person and (ii) such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (PROVIDED that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this
Section 4.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such security shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 and shall be in form and substance reasonably satisfactory to the Required Noteholders.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 4.06 applies to any event or occurrence, Section 4.05 shall not apply.

         Section 4.07. NOTICE TO HOLDER PRIOR TO CERTAIN ACTIONS. In case:

         (a) the Parent shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 4.05; or

         (b) the Parent shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants at a price per share less than the Current Market Price; or

         (c) of any reclassification or reorganization of the Common Stock of the Parent (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Parent is a party and for which approval of any stockholders of the Parent is required, or of the sale or transfer of all or substantially all of the assets of the Parent or any Significant Subsidiary; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Parent or any Significant Subsidiary;

the Parent shall cause to be mailed to the Holder at its address appearing on the Term Notes Register, as promptly as possible but in any event at least ten Business Days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         Section 4.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. Following receipt of Parent Stockholder Approval (as defined in the Funding Agreement), the Parent shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of this Term Note from time to time as this Term Note is presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Term Note (including shares that may be issued as part of a Conversion Interest Payment), the Issuers will take all corporate action which may, in the opinion of their counsel, be necessary in order that the Parent may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Issuers covenant that all shares of Common Stock which may be issued upon conversion of this Term Note (including shares that may be Issued as part of a Conversion Interest Payment) will upon issue be fully paid and non-assessable by the Parent and free from all taxes, liens and charges with respect to the issue thereof.

         The Issuers further covenant that, if at any time the Common Stock shall be listed on NASDAQ or any other national securities exchange or automated quotation system, the Parent will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system and subject to any required shareholder approval, all Common Stock issuable upon conversion of this Term Note (including shares that may be Issued as part of a Conversion Interest Payment).

                                   ARTICLE 5
                     REDEMPTION AT THE OPTION OF THE ISSUERS

         Section 5.01. REDEMPTION AT OPTION OF THE ISSUERS. This Term Note may not be redeemed by the Issuers, in whole or in part, on or prior to the third anniversary of the Issue Date. At any time after the third anniversary of the Issue Date, provided that the average of the daily Closing Prices per share of Common Stock for the Trading Days in the three-month period (and for the five consecutive Trading Days) immediately preceding the date on which the Optional Redemption Notice is delivered by the Issuers exceeds $1.50 per share (as adjusted to reflect any stock dividend, subdivision or combination subsequent to the Issue Date), and subject to the Holder's conversion rights pursuant to
Article 4, the Issuers may deliver a written notice to the Holder (the "OPTIONAL REDEMPTION NOTICE"), indicating that the Issuers have elected to redeem, and are requiring the Holder to submit for redemption, subject to Section 5.01(c), this Term Note for an amount in cash as set forth below (the "OPTIONAL REDEMPTION PRICE"); PROVIDED, that the Issuers may not redeem all or any portion of the Outstanding Principal Amount of this Term Note pursuant to this Section 5.01(a) if (i) a Conversion Failure shall have occurred at any time prior to the Optional Redemption Date which has not been cured by the Optional Redemption Date by the delivery to the Holder of all shares of Common Stock and all other amounts payable to the Holder in connection with any Conversion Failure or (ii) an Event of Default described in Section 16.01(b) or 16.01(c) shall have occurred and is continuing. The Optional Redemption Price shall be equal to:

                  (i) if the Optional Redemption Date is prior to the fifth anniversary of the Issue Date, 110% of the sum of the Outstanding Principal Amount of this Term Note plus accrued and unpaid interest to the Optional Redemption Date;

                  (ii) if the Optional Redemption Date is on or after the fifth anniversary of the Issue Date, but on or prior to [ ]2, 105% of the sum of the Outstanding Principal Amount of this Term Note plus accrued and unpaid interest to the Optional Redemption Date; and

                  (iii) if the Optional Redemption Date is after [ ]2, 100% of the sum of the Outstanding Principal Amount of this Term Note plus accrued and unpaid interest to the Optional Redemption Date.

         The Optional Redemption Notice shall be sent by facsimile and overnight courier to the Holder and shall indicate (W) the date fixed for redemption, which shall be not less than 30 days nor more than 60 days after the Holder's receipt of the Optional Redemption Notice (the "OPTIONAL REDEMPTION DATE"), (X) if less than the Outstanding Principal Amount of this Term Note is to be redeemed in accordance with Section 5.01(c), the amount of this Term Note to be redeemed, (Y) the place or places where this Term Note is to be surrendered for payment of the Optional Redemption Price and (Z) that interest accrued on the portion of this Term Note to be redeemed will cease to accrue on such Optional Redemption Date. Once an Optional Redemption Notice is mailed in accordance with this Section 5.01(a), this Term Note (or portion hereof called for redemption) shall become irrevocably due and payable on the Optional Redemption Date at the Optional Redemption Price. An Optional Redemption Notice may not be conditional.

         (b) If the Issuers have elected to exercise their redemption right pursuant to this Section 5.01, the Issuers shall pay to the Holder, in cash, on the Optional Redemption Date, by wire transfer of immediately available funds to an account designated in writing by the Holder, an amount equal to the Optional Redemption Price. In the event that less than the Outstanding Principal Amount of this Term Note is being redeemed in accordance with Section 5.01(c), then the Issuers shall, at their own expense, issue and deliver within five days after delivery to the Issuers of this Term Note, to the Holder a Term Note for the Outstanding Principal Amount of this Term Note not redeemed by the Issuers.

         An Optional Redemption Notice having been given as aforesaid, this Term Note (or portion hereof to be redeemed) shall, on the Optional Redemption Date,

------------------------
2    Date that is 5 1/2 years after the Issue Date
become due and payable at the Optional Redemption Price therein specified and from and after such date (unless the Issuers shall default in the payment of the Optional Redemption Price and accrued interest) this Term Note (or portion hereof that was redeemed) shall cease to bear interest. Upon surrender of this Term Note for redemption in accordance with said notice, this Term Note (or portion hereof to be redeemed) shall be paid by the Issuers at the Optional Redemption Price. If this Term Note (or portion hereof called for redemption) shall not be so paid upon surrender hereof for redemption, the Outstanding Principal Amount hereof shall, until paid, bear interest from the Optional Redemption Date at the rate borne by this Term Note.

         If the applicable Optional Redemption Date is an Interest Payment Date, the Interest Payment becoming due on such date shall be payable to the Holder registered as such on the relevant record date.

         (c)      Notwithstanding anything herein to the contrary, the Issuers
(i) may not initially exercise their rights pursuant to Section 5.01(a) to redeem less than two-thirds of the then Outstanding Principal Amount of this Term Note, (ii) may only exercise their rights pursuant to Section 5.01(a) hereof and Section 5.01(a) of the other Term Notes so as to redeem Term Notes from all Noteholders in proportion to the Outstanding Principal Amount of all Term Notes held by each such Noteholder on the applicable Optional Redemption Date, (iii) may only redeem Term Notes pursuant to Section 5.01(a) if, concurrently with such redemption, Parent and Intermediate Holdco redeem Exchange Notes from all Exchange Note holders in a principal amount that bears the same proportion to the total principal amount of outstanding Exchange Notes immediately prior to such redemption as the proportion of Term Notes being redeemed bears to the total principal amount of outstanding Term Notes immediately prior to such redemption and (iv) may only redeem Term Notes pursuant to Section 5.01(a) on or prior to the fourth anniversary of the Issue Date if the following conditions are satisfied: (w) all, but not less than all, of such Term Notes are redeemed at such time, (x) immediately after such redemption (and the related redemption of Exchange Notes as required above) or conversion of any Term Notes or Exchange Notes converted in connection therewith (and giving effect to such redemption or conversion), the Indebtedness to Adjusted EBITDA Ratio of the Parent shall not be greater than 4.0 to 1 or less than zero and the business plan referred to in clause (y)(1) below projects that the Indebtedness to Adjusted EBITDA Ratio of the Parent shall not be greater than 4.0 to 1 or less than zero at any time prior to the fourth anniversary of the Issue Date, (y) the New Credit Facility shall have been refinanced at or prior to such time by a fully syndicated credit facility provided by a group of commercial banks and other financial institutions that customarily participate in commercial banking credit facilities, and such refinancing (1) provides sufficient liquidity to fully fund the Parent's business plan most recently approved by Parent's Board of Directors immediately prior to such time covering the five years after the date of such optional redemption and (2) does not require aggregate payments of principal thereunder in excess of $50.0 million prior to the second anniversary of such redemption date and (z) no event of default or event that, with the lapse of time or giving of notice, would constitute an event of default shall have occurred and be continuing under the New Credit Facility after giving effect to such redemption. If the Issuers have previously exercised their rights pursuant to Section 5.01(a), any subsequent exercise of redemption rights pursuant to Section 5.01(a) must be made with respect to all, but not less than all, of the Term Notes then outstanding.

         In connection with any redemption, the Issues shall deliver to the Holders an Officer's Certificate certifying that all conditions to such redemption set forth in the Term Notes have been satisfied and providing reasonable detail as to such satisfaction.

         (d) If the Issuers elects to redeem this Term Note on or prior to the fourth anniversary of the Issue Date, then the Parent agrees that, thereafter (whether this Term Note is redeemed or converted prior to redemption), it will not, and will not permit any Restricted Subsidiary, to Incur, directly or indirectly, any Indebtedness or Preferred Stock unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of the Parent would be equal to or less than 4.00:1 but not less than zero. This clause (d) shall remain in effect until and including the fourth anniversary of the Issue Date notwithstanding the prior repayment in full of all amounts outstanding under, or conversion of, this Term Note and may only be waived after the Optional Redemption Date by Persons that constituted the Required Noteholders immediately prior to such Optional Redemption Date and any related conversions of Term Notes.

         (e) For purposes of this Section 5.01, but not for any other purpose, "Adjusted EBITDA", as of any date of determination, means the sum of
(i) the EBITDA of the Parent for the four most recent full fiscal quarters ending prior to such date, less the Parent's Tower EBITDA for such four-quarter period, plus (ii) the product of four times the Parent's Tower EBITDA for the most recent quarterly period, without any further pro forma adjustment.

                                   ARTICLE 6
                   OFFER TO REPURCHASE UPON CHANGE OF CONTROL

         Section 6.01. OFFER TO REPURCHASE UPON CHANGE OF CONTROL. In addition to the rights of the Holder under this Term Note and the Related Agreements, upon a Change of Control the Holder shall have the right, at such Holder's option, to require the Issuers to redeem all or a portion of this Term Note at a price equal to (i) 105% of the Outstanding Principal Amount hereof (excluding accrued and unpaid interest) plus (ii) the accrued and unpaid interest hereon to the date of repurchase (such amount, the "CHANGE OF CONTROL REDEMPTION PRICE"). Within 30 days following any Change of Control, the Issuers shall deliver written notice thereof via facsimile and overnight courier (a

"NOTICE OF CHANGE OF CONTROL") to the Holder. The Notice of Change of Control shall state:

                  (i) that a Change of Control has occurred and that the Holder has the right to require the Issuers to purchase this Term Note in denominations of $1,000 in Outstanding Principal Amount or any integral multiple thereof (except that the Holder may elect to have the entire Outstanding Principal Amount of this Term Note repurchased, even if such amount is not an integral multiple of $1,000) at the Change of Control Redemption Price;

                  (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Issuers, consistent with this Section 6.01, that the Holder must follow in order to have this Term Note purchased by the Issuers.

         (b) The Holder may require the Issuers to redeem all or a portion of this Term Note by surrendering this Term Note, together with all necessary endorsements and other appropriate materials duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. The Holder will be entitled to withdraw its election if the Issuers receive not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the Outstanding Principal Amount of this Term Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that the Holder is withdrawing its election to have this Term Note (or portion hereof) purchased. Notwithstanding anything herein to the contrary, the Holder shall continue to have the right to convert this Term Note into shares of Common Stock pursuant to Article 4 hereof until such Holder has received payment of the Change of Control Redemption Price.

         (c) On the purchase date, the Issuers shall pay to the Holder, in cash, the Change of Control Redemption Price by wire transfer of immediately available funds to an account designated in writing by the Holder. In the event that less than the Outstanding Principal Amount of this Term Note is being repurchased in accordance with this Section 6.01, then the Issuers shall, at their own expense, issue and deliver within five days after delivery to the Issuers of this Term Note, to the Holder a Term Note for the Outstanding Principal Amount of this Term Note not repurchased by the Issuers.

         (d) The Issuers will comply, to the extent applicable, with the requirements of the Exchange Act and any other securities laws or regulations in connection with the repurchase of this Term Note pursuant to this Section 6.01. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.01, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 6.01 by virtue thereof.

         (e) The Issuers will not be required to make an offer pursuant to this Section 6.01 upon a Change of Control if a third party, in the manner, at the times and otherwise in compliance with the requirements set forth in this Term Note applicable to a Change of Control made by the Issuers, makes an offer to purchase and purchases all Term Notes validly tendered and not withdrawn under such offer.

         (f) If the applicable repurchase date is an Interest Payment Date, the Interest Payment becoming due on such date shall be payable to the Holder registered as such on the relevant record date.

         (g) Notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to repurchase this Term Note or otherwise comply with this Section 6.01 if the Issuers have irrevocably elected to redeem all the Term Notes in accordance with Article 5; PROVIDED that the Issuers do not default in their redemption obligations pursuant to such election.

                                    ARTICLE 7
                            SUCCESSOR ISSUERS; MERGER

         Section 7.01. WHEN THE ISSUERS MAY MERGE OR TRANSFER ASSETS. Neither Issuer will consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "SUCCESSOR ISSUER") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not such Issuer) will expressly assume, by a written agreement, executed and delivered to the Holder, in form reasonably satisfactory to the Required Noteholders, all the obligations of such Issuer under the Term Notes (and the Indenture, if it has previously been executed and delivered) and the Registration Rights Agreement;

                  (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of any Successor Issuer or any Restricted Subsidiary as a result of such

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

         transaction as having been Incurred by such Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                  (iii) except (A) in the case of a merger of such Issuer into a Wholly Owned Subsidiary, (B) a merger entered into solely for the purpose of reincorporating such Issuer in another jurisdiction or
         (C) a merger the Parent enters into solely for the purpose of forming a holding company to hold all of the outstanding capital stock of the Parent, immediately after giving effect to such transaction on a pro forma basis as if such transaction had occurred at the beginning of the applicable four quarter period, such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such conveyance, transfer, lease or other disposition shall have been made, (a) would have been permitted to incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 11.02 or 11.03, as the case may be or (b) Parent would have an Indebtedness to Adjusted EBITDA Ratio and Intermediate Holdo would have an Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio no worse than such ratio immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction, the Parent (or a Successor Issuer in respect of the Parent) will be the direct holder of 100% of the issued and outstanding Capital Stock of Intermediate Holdco (or a Successor Issuer in respect of Intermediate Holdco); and

                  (v) such Issuer will have delivered to the Holder an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with this Term Note.

         A Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer under this Term Note, but the predecessor Issuer in the case of a conveyance, transfer or lease of all its assets or substantially all its assets will be released from its obligations under this Term Note, including without limitation the obligation to pay the principal of and interest on this Term Note.

                                    ARTICLE 8
                           NO REISSUANCE OF TERM NOTE

         No Term Notes acquired by the Issuers by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such Term Notes shall be retired. No additional Term Notes (other than the Term Notes issued pursuant to the Funding Agreement or the terms of the Term Notes) shall be authorized or issued without the consent of the Required Noteholders.

                                   ARTICLE 9
                                  NO IMPAIRMENT

         The Issuers shall not intentionally take any action which would impair the rights and privileges of this Term Note set forth herein or the Holder hereof.

                                   ARTICLE 10
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

         Section 10.01. TERM NOTES SOLELY OBLIGATIONS OF THE ISSUERS. No recourse for the payment of the principal of or premium, if any, or interest on any Term Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, member, employee, agent, officer, director or subsidiary, in their capacity as such, past, present or future, of the Issuers or of any of their respective successors, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Term Note.

                                   ARTICLE 11
                                    COVENANTS

         Section 11.01. SEC REPORTS. Notwithstanding that the Parent may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent will provide the Holder with the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act.

         Section 11.02. LIMITATION ON INDEBTEDNESS. The Parent will not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of the Parent would be equal to or less than 7.00:1 but not less than zero. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

         (b) Notwithstanding Section 11.02(a) and regardless of the amount of outstanding Indebtedness of the Parent, the Parent may Incur any or all of the following Indebtedness: (i) Indebtedness of the Parent owing to and held by any Restricted Subsidiary; PROVIDED, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Parent, (ii) Indebtedness represented by the Term Notes and the Exchange Notes, (iii) Indebtedness of the Parent outstanding on the Issue Date (other than indebtedness or Preferred Stock referred to in clauses (i), (vi), (vii),
(xi), (xii) and (xiii)), (iv) Indebtedness (including Capitalized Lease Obligations) of the Parent Incurred to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(vi) of Section 11.03) at any one time outstanding not to exceed $25.0 million; PROVIDED that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors of the Parent, (v) Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (ii), (iii) or this clause (v) or paragraph (a) or pursuant to clauses (b) (iii), (iv) or (v) of Section 11.03,
(vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Parent in the ordinary course of its business and which do not secure other Indebtedness and
(B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; PROVIDED that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred by the Parent pursuant to this Term Note, (vii) Indebtedness represented by Guarantees by the Parent of Indebtedness otherwise permitted to be Incurred by a Restricted Subsidiary pursuant to this Term Note,
(viii) Indebtedness of any other Person existing at the time such other Person is merged with or into the Parent outstanding on or prior to the date on which such Person was merged with or into the Parent (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was merged with or into the Parent); PROVIDED that on the date of such merger and after giving effect thereto, (1) the Parent would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 11.02, or (2) (x) the Parent would have an Indebtedness to Adjusted EBITDA Ratio no worse than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such merger and (y) Intermediate Holdco would have an Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio no worse than the Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio immediately prior to such merger, (ix) the Incurrence by the Parent of Indebtedness not to exceed, at any one time outstanding, 2.0 times the sum of 100% of the aggregate Net Cash Proceeds and 50% of the non-cash proceeds received by the Parent from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Parent and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Parent or any of its Restricted

Subsidiaries), less the aggregate amount of such Net Cash Proceeds used to make Restricted Payments pursuant to clause (3)(B) of paragraph (a) of Section 11.04 or applied pursuant to clause (i)(B) of paragraph (b) of Section 11.04, (x) other Indebtedness in an aggregate principal amount outstanding at any time not to exceed $200.0 million (together with the amount of any Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (b)(ix) of
Section 11.03), (xi) Indebtedness Incurred by the Issuer's Subsidiaries in compliance with Section 11.03, Indebtedness incurred under Credit Facilities, in an aggregate principal amount outstanding at any time, together with the amount of any Indebtedness then outstanding and incurred under clause (b)(i) of Section 11.03, not to exceed (A) the lesser of (x) $1.05 billion and (y) the sum of (1) the product of $200,000 times the number of Completed Towers on the date of incurrence and (2) the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such incurrence; PROVIDED that the amount of such Indebtedness incurred pursuant to this clause (2) does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers, less (B) the aggregate amount of all proceeds from all Asset Dispositions of Tower Assets of the Parent and the Restricted Subsidiaries that have been applied to permanently reduce the outstanding amount of such Indebtedness pursuant to
Section 11.06, Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined in good faith by the Board of Directors, that is a Permitted Business, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to clause (b)(xi) of Section 11.03, 50% of the purchase price for the related entity or business so acquired; PROVIDED that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, (1) the Parent would have been able to incur at least $1.00 of additional Indebtedness under paragraph (a) of this Section 11.02, or (2) (x) the Parent would have an Indebtedness to Adjusted EBITDA Ratio no worse than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such acquisition and the incurrence of such related Indebtedness and
(y) Intermediate Holdco would have an Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio no worse than the Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio immediately prior to such acquisition and the incurrence of such related Indebtedness, and (xiv) Permitted Acquisition Indebtedness.

         (c) Notwithstanding the foregoing, the Parent shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) of this Section 11.02 if the proceeds thereof are used, directly or indirectly, to Refinance any Indebtedness of the Parent or Subordinated Obligations unless such new Indebtedness shall (i) in the case of any Indebtedness whose proceeds are used to Refinance Subordinated Obligations, be subordinated to the Term Notes to at least the same extent as such Subordinated Obligations being Refinanced and (ii) have a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness of the Parent or Subordinated Obligations being Refinanced.

         (d) For purposes of determining compliance with this Section 11.02, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Parent, in its sole discretion, will classify (and may from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 11.02 and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in this Section 11.02.

         Section 11.03. LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Parent shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of the Parent would be equal to or less than 7.00:1 but not less than zero. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         (b) Notwithstanding Section 11.03(a) and regardless of the amount of outstanding Indebtedness of the Restricted Subsidiaries, but subject to the other limitations contained in this Term Note, any Restricted Subsidiary may Incur any or all of the following Indebtedness: Indebtedness Incurred under Credit Facilities in an aggregate principal amount outstanding at any time, together with the amount of any Indebtedness then outstanding and incurred under clause (b)(xii) of Section 11.02, not to exceed (A) the lesser of (x) $1.05 billion and (y) the sum of (1) the product of $200,000 times the number of Completed Towers on the date of such Incurrence; and (2) the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such Incurrence; PROVIDED that the amount of such Indebtedness incurred pursuant to this clause (2) does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers less (B) the aggregate amount of all proceeds from all Asset Dispositions of Tower Assets of the Parent and the Restricted Subsidiaries that have been applied to permanently reduce the outstanding amount of such Indebtedness pursuant to Section 11.06, and Guarantees of such Indebtedness incurred under Credit Facilities; (ii) Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by the Parent or a Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof, (iii) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Parent or a Restricted Subsidiary and Indebtedness or Preferred Stock of an entity merged into a Restricted Subsidiary (other than, in either case, Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent or a Restricted Subsidiary or such entity was merged into such Restricted Subsidiary); PROVIDED that on the date of such acquisition or merger and after giving effect thereto, (1) the Restricted Subsidiaries would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of
Section 11.03, or (2) (x) the Parent would have an Indebtedness to Adjusted EBITDA Ratio no worse than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such acquisition or merger and (y) Intermediate Holdco would have an Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio no worse than the Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio immediately prior to such acquisition or merger, (iv) Indebtedness (including the Term Notes) or Preferred Stock outstanding on the Issue Date (other than Indebtedness or Preferred Stock referred to in clauses (i), (ii), (vii), (viii) and (x)) and the Exchange Notes Incurred by Intermediate Holdco in the Transactions, (v) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in paragraph (a) above or in clauses (iii) or (iv) of this paragraph or this clause (v); PROVIDED that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in clause (iii), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, (vi) Indebtedness (including Capitalized Lease Obligations) Incurred by a Restricted Subsidiary to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount at any one time outstanding (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(iv) of Section 11.02) not to exceed $25.0 million; PROVIDED that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors of the Parent,
(vii) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided in the ordinary course of its business and which do not secure other Indebtedness and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; PROVIDED that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred pursuant to this Term Note, (viii) Indebtedness represented by Guarantees by a Restricted Subsidiary of Indebtedness otherwise permitted to be Incurred by a Restricted Subsidiary (other than Intermediate Holdco) pursuant to this Term Note, other Indebtedness and Preferred Stock in an aggregate principal and/or liquidation amount outstanding at any time not to exceed $25.0 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(x) of Section 11.02), (x) Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined in good faith by the Board of Directors, that is a Permitted Business, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to clause (b)(xiii) of
Section 11.02, 50% of the purchase price for the related entity or business so acquired; PROVIDED that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, (1) the Parent and Intermediate Holdco would have been able to incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 11.02 and 11.03, respectively, or (2) (x) the Parent would have an Indebtedness to Adjusted EBITDA Ratio no worse than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such acquisition and the incurrence of such related Indebtedness and (y) Intermediate Holdco would have an Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio no worse than the Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio immediately prior to such acquisition and the incurrence of such related Indebtedness and Permitted Acquisition Indebtedness.

         (c) For purposes of determining compliance with this Section 11.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Parent, in its sole discretion, will classify (and may from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses of this Section 11.03 and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in this Section 11.03.

         (d) The Parent will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

         Section 11.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Parent will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time the Parent or such Restricted Subsidiary makes such Restricted Payment (1) a Default or Event of Default will have occurred and be continuing (or would result therefrom), (2) except with respect to making an Investment, the Parent could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 11.02 or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Parent, whose determination will be evidenced by a resolution of such Board of Directors) declared or made on or subsequent to the Issue Date would exceed the sum of: (A) (x) the aggregate EBITDA (or, in the event such EBITDA shall be a deficit, minus such deficit) accrued subsequent to the Issue Date to the most recent date for which financial information is available to the Parent, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period, (B) (x) 100% of the aggregate Net Cash Proceeds (less the aggregate amount of such Net Cash Proceeds used to Incur Indebtedness pursuant to clause (b)(x) of Section 11.02 or to fund a Permitted Investment pursuant to clause (xv) of the definition thereof) and (y) 70% of the GAAP purchase accounting valuation of Qualified Proceeds (with each such valuation calculated as of the sale date of the Capital Stock received as consideration therefor), in each case received by the Parent from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Parent and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Parent or any of its Restricted Subsidiaries), (C) the amount by which Indebtedness of the Parent is reduced on the Parent's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Parent convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent (less the amount of any cash, or the fair value of any other property, distributed by the Parent upon such conversion or exchange), (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets to the Parent or any Restricted Subsidiary from Unrestricted Subsidiaries after the Issue Date and
(ii) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Parent or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, (E) dividends and distributions received by the Parent subsequent to the Issue Date from Unrestricted Subsidiaries, to the extent such dividends and distributions are not otherwise included in calculating EBITDA, and (F) Net Cash Proceeds received by the Parent subsequent to the Issue Date from Investments that are not Permitted Investments, to the extent not otherwise included in calculating EBITDA.

         (b)      The provisions of the foregoing paragraph (a) of this Section
11.04 will not prohibit: (i) any purchase, redemption, defeasance or other acquisition of Capital Stock or Indebtedness of the Parent, Exchange Notes or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries); PROVIDED that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments and (B) to the extent applied toward any such purchase, redemption, defeasance or other acquisition, the Net Cash Proceeds from such sale will be excluded from clause (3)(B) of paragraph (a) of this Section 11.04 and clause (b)(x) of Section 11.02, (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations; PROVIDED that (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, acquired or retired), (B) such new Indebtedness is subordinated to the Term Notes at least to the same extent as such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date later than the final scheduled maturity date of the Subordinated Obligations being so redeemed, repurchased, acquired or retired and the final scheduled maturity date of the Term Notes, (D) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being so redeemed, repurchased, acquired or retired and (E) such new Indebtedness is issued by the Parent or the same issuer (if not the Parent) as the Subordinated Obligations being so redeemed, repurchased, acquired or retired; PROVIDED FURTHER that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments, (iii) any purchase, redemption, defeasance or other acquisition of Indebtedness of the Parent (that is not a Subordinated Obligation) or Exchange Notes made by exchange for, or out of the net proceeds of the substantially concurrent sale of Indebtedness of the Parent (or, in the case of the Exchange Notes, Indebtedness of Intermediate Holdco); PROVIDED that (x) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being so redeemed, repurchased, acquired or retired), (y) such new Indebtedness has a final scheduled maturity date later than the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and (z) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being so redeemed; PROVIDED FURTHER that any such purchase, redemption, defeasance or other acquisition subject to this clause (iii) will be excluded in the calculation of the amount of Restricted Payments, (iv) any purchase, redemption or other acquisition of Indebtedness of the Parent out of the net proceeds of the Term Notes or the Exchange Notes, PROVIDED FURTHER that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments, (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED that the amount of such dividend will be included in the calculation of the amount of Restricted Payments, (vi) purchases of outstanding shares of the Parent's capital stock from former employees in an amount not to exceed $5.0 million in the aggregate; PROVIDED that such purchases will be included in the calculation of the amount of Restricted Payments, (vii) other Restricted Payments not to exceed $25.0 million in the aggregate; PROVIDED that such payments will be included in the calculation of the amount of Restricted Payments, (viii) any payment to Parent to enable Parent to make the following payments: (1) interest payments on the Term Notes, the Exchange Notes and the Parent Notes and Refinancing Indebtedness in respect thereof; (2) dividend or interest payments, as applicable, on Permitted High-Yield Securities, in each case following expiration of any required payment-in-kind period applicable thereto; PROVIDED that (x) after giving effect to any such payment, Intermediate Holdco would be have an Intermediate Holdco Indebtedness to Adjusted EBITDA Ratio of no greater than 7.0 to 1 or less than zero or (y) the Net Cash Proceeds from the sale of such securities are concurrently applied to repay Indebtedness under the New Credit Facility and (I) such Permitted High-Yield Securities are Incurred pursuant to Section 11.02(b)(xii) and (II) the commitments under the New Credit Facility in respect of such refinanced amount are permanently terminated, (3) to the extent that such payments are required in the ordinary course of business and relate directly to a Subsidiary, or to services provided for or on behalf of a Subsidiary, payments, in each case that are required to be paid in cash, when due of (A) corporate franchise fees and taxes actually owed by Parent, (B) legal and accounting fees and expenses actually incurred by Parent, (C) costs incurred to comply with Parent's reporting obligations under federal or state laws, including, without limitation, reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder and (D) other customary corporate overhead expenses; (4) payments of "additional interest" in connection with the Term Notes and the Parent Notes (and Refinancing Indebtedness in respect thereof) and any other comparable payments in respect of other Permitted High-Yield Securities; and (5) any Restricted Payment or Permitted Investment not otherwise prohibited by this Term Note; PROVIDED that such payments (except clauses (3) and (5)) shall be included in the calculation of the amount of Restricted Payments; and (ix) any redemption of Exchange Notes that is required pursuant to Section 5.01(c)(iii) hereof; PROVIDED that such redemption shall be excluded in the calculation of the amount of Restricted Payments;

PROVIDED that, at the time of, and after giving effect to, any Restricted Payment permitted by clauses (i), (ii), (iii), (vi), (vii) and (viii), no Default or Event of Default shall have occurred and be continuing.

         (c) The amount of any Investment shall be measured at the date made and shall not give effect to subsequent changes in value.

         (d) The Parent will not make or hold any Investment other than (i) Investments in Intermediate Holdco, (ii) Temporary Cash Investments, (iii) Guarantees by the Parent of Indebtedness and other obligations of the Restricted Subsidiaries and (iv) Permitted Investments of the types described in clauses
(v), (vi), (ix) (provided that the Capital Stock referred to therein is limited to Capital Stock of the Parent), (xi) and (xiii) of the definition of Permitted Investments.

         (e) Notwithstanding anything to the contrary contained herein, the Issuers shall not make any cash interest payment to the holders of the Exchange Notes on any semi-annual interest payment date unless, concurrently therewith, the Issuers pay cash interest to the Term Note Holders for the same period in the manner forth in the second paragraph of this Term Note.

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

         Section 11.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Parent will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Parent or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Parent, (ii) make any loans or advances to the Parent or Intermediate Holdco or (iii) transfer any of its property or assets to the Parent or any Restricted Subsidiary, except: (1) any encumbrance or restriction pursuant to any Credit Facility, the Term Notes, any other agreement in effect at or entered into on the Issue Date or the Exchange Notes, (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Capital Stock Incurred or issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Parent or a Restricted Subsidiary (other than Indebtedness or Capital Stock Incurred or issued as consideration for, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Parent or a Restricted Subsidiary) and outstanding on such date, (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this
Section 11.05 or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section 11.05; PROVIDED that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the Holder than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements as determined in good faith by the Board of Directors of the Parent, (4) in the case of clause (iii), any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or such lease, license or other contract, (5) in the case of clause (iii), contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages, (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (7) customary provisions with respect to the disposition or distribution of assets or property in joint venture and other similar agreements, and (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; PROVIDED that the Board of Directors of the Parent in good faith determines that such restrictions will not have a material adverse impact on the Issuers' ability to make payments on the Term Notes.

         Section 11.06. LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK. The Parent will not, and will not permit any Restricted Subsidiary to, directly or

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

indirectly, consummate any Asset Disposition unless (i) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non cash consideration), as determined in good faith by the Board of Directors of the Parent of the shares and assets subject to such Asset Disposition and (ii) except in the case of a Tower Asset Exchange, at least 75% of the consideration thereof received by the Parent or such Restricted Subsidiary is in the form of cash or cash equivalents.

         Within 330 days after the receipt of any Net Available Cash from an Asset Disposition, the Parent or the applicable Restricted Subsidiary may apply such Net Available Cash to: (A) prepay, repay, redeem or purchase Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary (provided, that the applicable Restricted Subsidiary also may prepay, repay, redeem or purchase its own outstanding Indebtedness) (in each case other than Indebtedness owed to the Parent or an Affiliate of the Parent), (B) acquire all or substantially all of the assets of an entity engaged in a Permitted Business, (C) acquire Voting Stock of an entity engaged in a Permitted Business from a Person that is not a Subsidiary of the Parent; PROVIDED, that (x) after giving effect thereto, the Parent or its Restricted Subsidiary owns a majority of such Voting Stock and (y) such acquisition is otherwise made in accordance with this Term Note, including, without limitation, Section 11.04, or (D) make a capital expenditure or acquire other long-term assets that are used or useful in a Permitted Business; PROVIDED that any assets, Voting Stock, capital expenditures or long-term assets acquired pursuant to clause (B), (C) or (D) above shall be held by a Restricted Subsidiary and not by the Parent. To the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) or
(D), the Issuers shall make an Offer (as defined in Section 11.06(b)) to the Noteholders to purchase Term Notes pursuant to and subject to the conditions set forth in paragraph (b) of this Section 11.06.

         Notwithstanding the foregoing provisions, the Parent and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

         For the purposes of this Section 11.06(a), the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Parent (other than Disqualified Stock of the Parent and other than Indebtedness that is subordinated to the obligations of the Parent with respect to the Term Notes) or Indebtedness of any Restricted Subsidiary and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Parent or any Restricted Subsidiary from the transferee that are converted by the Parent or such Restricted

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

Subsidiary into cash within 20 days of the applicable Asset Disposition (to the extent of the cash received), and (z) any liabilities (as shown on the Parent's or such Restricted Subsidiary's most recent balance sheet) of the Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the obligations of the Parent with respect to the Term Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent or any such Restricted Subsidiary from further liability.

         (b) In the event of an Asset Disposition that requires the purchase of Term Notes pursuant to paragraph (a) of this Section 11.06, the Issuers will be required to purchase Term Notes (or portions thereof) tendered pursuant to an offer by the Issuers for the Term Notes (the "OFFER") at a purchase price of 100% of the Outstanding Principal Amount of the Term Notes as of the Purchase Date (as defined below) plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Term Note. If the aggregate purchase price of all Term Notes (or portions thereof) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Term Notes, the Parent may use any remaining Net Available Cash for general corporate purposes not otherwise prohibited by this Term Note. If the aggregate purchase price of Term Notes tendered pursuant to the Offer is greater than the Net Available Cash allotted to the purchase of the Term Notes, the Parent will select the Term Notes to be purchased on the basis set forth in paragraph (c) of this Section 11.06. Upon completion of any required Offer, the amount of Net Available Cash will be reset at zero. The Parent shall not be required to make an Offer pursuant to this Section 11.06 if the Net Available Cash available therefore (after application of the proceeds as provided in the second paragraph of Section 11.06(a)) is less than $10.0 million for all Asset Dispositions (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (i) Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall be obligated to deliver written notice thereof via facsimile and overnight courier (the "OFFER NOTICE") to the Holder and the other Noteholders, which Offer Notice shall set forth a purchase date not less than 10 days nor more than 20 days (or, if longer, the minimum period required under applicable law) after the date of such notice (the "PURCHASE DATE") and shall contain (A) all instructions and materials necessary to tender this Term Note (or any portion hereof) pursuant to the Offer, (B) the amount of the Offer (the "OFFER AMOUNT") and (C) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made.

                  (ii) Noteholders electing to have a Term Note purchased will be required to surrender the Term Note, together with all necessary endorsements and other appropriate materials duly completed, to

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

         the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Noteholders will be entitled to withdraw their election in whole or in part if the Issuers receive not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Noteholder, the Outstanding Principal Amount of the Term Note (which shall be $1,000 in principal amount or an integral multiple thereof) which was delivered for purchase by such Noteholder, the aggregate Outstanding Principal Amount of such Term Note (if any) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Issuers and a statement that such Noteholder is withdrawing his election to have such Term Note (or relevant portion) purchased. If on the Purchase Date the aggregate principal amount of Term Notes surrendered by Noteholders exceeds the Offer Amount, the Issuers shall select the Term Notes to be purchased on a pro rata basis in accordance with the Outstanding Principal Amount of Term Notes tendered by each tendering Noteholder (with such adjustments as may be deemed appropriate by the Issuers so that only Term Notes in denominations of $1,000 Outstanding Principal Amount, or integral multiples thereof, shall be purchased).

                  (iii) On the Purchase Date, the Issuers shall pay to each tendering Noteholder, in cash, the purchase price of its Term Note, to the extent tendered and accepted pursuant to the Offer, by wire transfer of immediately available funds to an account designated in writing by such Noteholder. Noteholders whose Term Notes are purchased only in part will be issued new Term Notes by the Issuers equal in principal amount to the unpurchased portion of the Term Notes surrendered.

                  (iv) A Term Note shall be deemed to have been accepted for purchase at the time the Issuers deliver payment therefor to the surrendering Noteholder.

         (d) The Issuers will comply, to the extent applicable, with the requirements of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Term Notes pursuant to this Section 11.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

         (e) The provisions of this Section 11.06 shall not apply to any transaction that is subject to, and permitted under, the provisions of Section 7.01.

         Section 11.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation

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

arrangements or the rendering of any service) with any Affiliate of the Parent (an "AFFILIATE TRANSACTION") unless (i) the terms of such transaction, taken as a whole, are no less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,
(ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Parent has received a written opinion from a nationally recognized independent investment banking firm that such Affiliate Transaction is fair to the Parent and its Restricted Subsidiaries from a financial point of view.

         (b) The provisions of paragraph (a) of this Section 11.07 shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section 11.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, or any arrangements relating thereto, (iii) the grant of stock options or similar rights to employees and directors of the Parent pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Parent or its Restricted Subsidiaries, (v) the payment of reasonable fees to directors of the Parent and its Restricted Subsidiaries who are not employees of the Parent or its Restricted Subsidiaries, (vi) any transaction between Restricted Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Parent, (viii) any transaction consummated pursuant to the terms of any agreement described in Parent's Form 10-K for the year ended December 31, 2001 or Forms 10-Q or Forms 8-K filed thereafter and prior to the Issue Date, including the exhibits and documents included by reference therein, giving effect to any subsequent supplements, amendments, modifications or alterations thereof that are approved by the disinterested members of the Board of Directors, (ix) any transaction in the ordinary course of business between Parent or any Restricted Subsidiary and any Affiliate of Parent relating to the acquisition, management, construction, leasing or licensing of Tower Assets, PROVIDED that such transaction is on terms that are no less favorable, taken as a whole, to Parent or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person or is otherwise on terms that, taken as a whole, Parent has determined to be fair to Parent or the relevant Restricted Subsidiary), (x) the consummation of any transaction pursuant to any Related Agreement, and (xi) any transaction between the Parent or any Restricted Subsidiary and any Affiliate of the Parent involving ordinary course investment banking, commercial banking or related activities.

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

         Section 11.08. LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Parent (i) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Parent or a Wholly Owned Subsidiary), unless (a) such transfer, conveyance, sale, lease or other disposition is of (x) all of the Capital Stock of such Restricted Subsidiary or (y) a majority of the issued and outstanding Capital Stock of such Restricted Subsidiary; PROVIDED, that the Parent's minority equity interest in such Person after giving effect to any such disposition shall be deemed to constitute an Investment by the Parent in such Person; and (b) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 11.06, (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, to the extent necessary or mandated by applicable law, shares of its Capital Stock constituting directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary) to any Person other than to the Parent or a Wholly Owned Subsidiary, and (iii) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or dispose of any Capital Stock of Intermediate Holdco to any Person (other than to Parent or a Successor Issuer to Parent permitted under Article 7 that shall, upon the consummation of such transaction, hold 100% of the issued and outstanding Capital Stock of Intermediate Holdco).

         Section 11.09. LIMITATION ON LIENS. The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any obligation, other than Permitted Liens.

         Section 11.10. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Parent or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 11.02 or Section 11.03, as the case may be, and (B) create a Lien on such property securing such Attributable Indebtedness pursuant to Section 11.09, (ii) the net cash proceeds received by the Parent or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors) of such property and (iii) the transfer of such property is permitted by, and the Parent or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 11.06.

         Section 11.11. COMPLIANCE WITH LAWS. The Parent shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof and any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing,

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

in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole.

         Section 11.12. COMPLIANCE CERTIFICATE. The Parent shall deliver to the Holder within 120 days after the end of each fiscal year of the Parent an Officer's Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer stating that in the course of the performance by the signer of his duties as an Officer of the Parent he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Parent is taking or proposes to take with respect thereto.

         Section 11.13. FURTHER INSTRUMENTS AND ACTS. Upon reasonable request of the Holder, the Parent will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Term Note.

         Section 11.14. CORPORATE EXISTENCE. Except as otherwise permitted by this Term Note, each Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its existence (corporate or otherwise) and the corporate, partnership or limited liability company existence of each of the Parent's Significant Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of such Issuer and each such Subsidiary; PROVIDED, that neither Issuer shall be required to preserve, with respect to itself, any material right or franchise and, with respect to any of the Parent's other Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors shall determine in good faith (such determination to be evidenced by a board resolution), that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole.

         Section 11.15. PAYMENT OF TAXES AND OTHER CLAIMS. The Parent shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; PROVIDED, that the Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and

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

diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         Section 11.16. MAINTENANCE OF PROPERTIES AND INSURANCE. (a) Each Issuer shall, and shall cause each of the Significant Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Issuers is necessary so that the business carried on by the Issuers and the Parent's Significant Subsidiaries may be actively conducted; PROVIDED, that nothing in this Section 11.16 shall prevent the Parent or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Parent or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Noteholders.

         (b) Each Issuer shall provide or cause to be provided, for itself and each of the Significant Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuers, are adequate and appropriate for the conduct of the business of the Issuers and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuers, for companies similarly situated in the industry.

         Section 11.17. LIMITATIONS ON ACTIVITIES BY INTERMEDIATE HOLDCO. (a) Notwithstanding any provision of this Term Note to the contrary, Intermediate Holdco shall not engage in any business or conduct any activity or own any assets, other than (i) the holding of the capital stock of its Wholly Owned Subsidiaries, (ii) the performance of its obligations under the Term Notes, the Exchange Notes and the New Credit Facility in accordance with the terms thereof, and (iii) the performance of activities incidental thereto.

         (b) Notwithstanding any provision of this Term Note to the contrary, Intermediate Holdco shall not Incur any Indebtedness other than the Term Notes or the Exchange Notes or create or suffer to exist any Lien on any of its assets; PROVIDED, that Intermediate Holdco shall be permitted to Guarantee indebtedness under any Credit Agreement and pledge any of its assets, including any Capital Stock of its Subsidiaries, to secure indebtedness under the Term Notes and the New Credit Facility.

         (c) Intermediate Holdco will not merge or consolidate with or into the Parent or any Successor Issuer in respect of the Parent.

         Section 11.18. ADDITIONAL INTEREST UPON CERTAIN EVENTS. (a) If

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

                  (i) any registration statement required by the Registration Rights Agreement is not filed or declared effective by the SEC on or prior to the date required for filing or effectiveness, as the case may be, pursuant to the Registration Rights Agreement (or, if no date is specified therein for the filing or effectiveness of such registration statement, if the registration statement is not filed within 90 days of the request for filing or declared effective within 180 days of such request; or

                  (ii) while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Restricted Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive Trading Days (excluding days during a Blackout Period (as defined in the Registration Rights Agreement)); or

                  (iii) the Common Stock is suspended from trading or fails to be listed on NASDAQ or the NYSE for more than an aggregate of five Trading Days in any 365-day period or

                  (iv) the Common Stock issuable upon conversion of this Term Note (including as payment of a Conversion Interest Payment) is not approved for listing on NASDAQ or the NYSE at any time after Parent Stockholder Approval is obtained;

then (each such event referred to in clauses (i) through (iv), a "CONVERTIBILITY IMPAIRMENT"):

         (x) The Issuers will be jointly and severally obligated to pay additional interest ("ADDITIONAL INTEREST") to the Holder of this Term Note, from and beginning on the date of any Convertibility Impairment of a type described in clauses (i), (ii) or (iv)(except to the extent such failure under clause (iv) is the result of a Convertibility Impairment under clause (iii)), until but excluding the date on which (i) the Registration Statement is filed or declared effective, (ii) the Registration Statement is again declared effective or available, or (iii) the Common Stock issuable upon conversion is accepted for listing on NASDAQ or the NYSE, in an amount equal to 0.75% per annum on the Outstanding Principal Amount hereof for the first 30-day period. The amount of Additional Interest shall increase by an additional 0.75% per annum with respect to each subsequent 30-day period until all Convertibility Impairments referred to in this clause (x) have been cured, up to a maximum amount of Additional Interest of 5-1/8%; or

         (y) The Issuers will be jointly and severally obligated to pay Additional Interest to the Holder of this Term Note, from and beginning on the date of any

Convertibility Impairment of a type described in clause (iii) until but excluding the date on which the Common Stock ceases to be suspended from trading and is listed on NASDAQ or the NYSE, in an amount equal to 0.4% per annum on the Outstanding Principal Amount hereof for the first 90-day period. The amount of Additional Interest shall increase by an additional 0.4% per annum with respect to each subsequent 90- day period until all Convertibility Impairments referred to in this clause (y) have been cured, up to a maximum amount of Additional Interest of 2.0%.

         (b) The Issuers shall notify the Holder of this Term Note immediately upon the happening of each and every Convertibility Impairment. The Additional Interest due shall be payable at the same times and in the same manner as regular interest on this Term Note is payable, as stated in the second paragraph of this Term Note. In the event of multiple Convertibility Impairments, Additional Interest shall accrue each day only in respect of the one Convertibility Impairment that would result in the highest Additional Interest for such day.

         Section 11.19. COLLATERAL. (a) In order to secure the Term Notes and all obligations thereunder, Parent will execute and deliver the Pledge Agreement on the Issue Date and create the Liens intended to be created thereunder on the "Collateral" referred to therein.

         (b) Parent shall comply with all covenants and agreements contained in the Pledge Agreement.

         (c) Each Holder, by accepting a Term Note, agrees to all of the terms and provisions of the Pledge Agreement, as the same may be amended from time to time.

         (d) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the obligations under the Term Notes.

         Section 11.20. COVENANTS IN EFFECT AFTER PERMITTED EARLY TRANSFER. Immediately upon any transfer of this Term Note prior to _________, 2007 to anyone other than a Permitted Transferee (a "PERMITTED EARLY TRANSFER"), Section
11.02 through Section 11.04, Section 11.09 and Article 17 shall cease to be of further effect with respect to this Term Note, and subsection (b) below shall apply; PROVIDED that the foregoing shall not apply if, prior to such transfer, any Default under Section 16.01(g) or Section 16.01(h) shall have occurred and be continuing or such transfer is in connection with an out-of-court restructuring of either Issuer.

         (b) From and after the date of any Permitted Early Transfer, the Issuers and their Subsidiaries shall comply with the covenants set forth in Sections 4.3 to

4.5 and Section 4.11 of the Indenture dated as of December 20, 2000 with respect to the Parent's 12-1/2% Senior Notes due 2010 (as such covenants are in effect on the date hereof or may be amended subsequent to the date hereof if the amendment is approved by the Required Noteholders), which covenants shall be deemed to be incorporated by reference herein, together with all related definitions. For purposes of determining compliance with such covenants, (x) all Incurrences of Debt or Preferred Stock and all payments that would be "Restricted Payments" or "Permitted Investments" that occurred and (y) all Liens on any property that attached, on or after the Issue Date (as defined in such Indenture) but prior to the date of any Permitted Early Transfer shall be deemed to have been Incurrences of Debt or Preferred Stock, Restricted Payments or Permitted Investments or attachment of a Lien and shall accordingly reduce availability under the baskets under such covenants and, to the extent not permitted thereunder, shall constitute a Default.

                                   ARTICLE 12
                              OBLIGATIONS ABSOLUTE

         No provision of this Term Note shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of, and interest on, this Term Note at the time, place and rate, and in the manner, herein prescribed. The obligations of the Issuers set forth in this Term Note shall be joint and several as between them.

                                   ARTICLE 13
                             WAIVERS OF DEMAND, ETC.

         The Issuers hereby expressly waive (to the extent permitted by applicable law) demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

                                   ARTICLE 14
                             REPLACEMENT TERM NOTES

         In the event that the Holder notifies the Issuers that this Term Note has been lost, stolen or destroyed, a replacement Term Note identical in all respects to the original Term Note (except for registration number and Outstanding Principal Amount, if different than that shown on the original Term
Note) shall be issued
by the Issuers to the Holder; PROVIDED that the Holder executes and delivers to the Issuers an agreement reasonably satisfactory to the Issuers to indemnify the Issuers from any loss incurred by them in connection with such Term Note.

                                   ARTICLE 15
                               PAYMENT OF EXPENSES

         The Issuers agree to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by the Holder in successfully enforcing the provisions of this Term Note and/or successfully collecting any amount due under this Term Note or any Related Agreement.

                                   ARTICLE 16
                              DEFAULTS AND REMEDIES

         Section 16.01. EVENTS OF DEFAULT. The following shall constitute "EVENTS OF DEFAULT":

                  (a)      any Event of Default under any other Term Note; or

                  (b) any default by the Issuers in any payment of interest or Additional Interest on this Term Note when the same becomes due and payable, and such default continuing for a period of 30 days; or

                  (c) any default by the Issuers in the payment of any principal on this Term Note when the same becomes due and payable at the Maturity Date, upon optional redemption, upon required repurchase, upon acceleration or otherwise; or

                  (d)      the Issuers fail to comply with Article 6 or 7; or

                  (e) the Issuers fail to comply with Section 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 or 11.17, or
         replacements therefor pursuant to Section 11.20 (other than a failure to purchase Notes when required pursuant to 11.06, which failure shall constitute an Event of Default under Section 16.01(c)) and such failure continues for 30 days after receipt of notice described below; or

                  (f) either Issuer or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time; or

                  (g) either Issuer or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its creditors;

         or, in each case, takes any comparable action under any foreign laws relating to insolvency; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against either Issuer or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of either Issuer or any Significant Subsidiary or for any substantial part of the property of either Issuer or any Significant Subsidiary; or

                           (C) orders the winding up or liquidation of either Issuer or any Significant Subsidiary,

         (or, in each case, any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 90 days; or

                  (i) any final judgment or decree for the payment of money in excess of $10.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability (subject to any deductible amounts of less than $10.0 million required to be paid by either Issuer or any Significant Subsidiary in accordance with the applicable insurance policy)) is rendered against either Issuer or any Significant Subsidiary and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after receipt of notice described below; or

                  (j) Any of the representations or warranties made by either Issuer herein or in any Related Agreement shall be false or misleading in any material respect at the time made; or

                  (k)      a Conversion Failure; or

                  (l) the Liens purportedly created by the Pledge Agreement shall cease to be, or shall be asserted by either Issuer or any Restricted Subsidiary not to be, second priority perfected Liens on all of the Collateral (as defined in the Pledge Agreement), subject to no Liens other than Liens securing obligations under the New Credit Facility in an amount not to exceed $1.05 billion or

                  (m) the Issuers fail to comply with any of their agreements in this Term Note, the other Term Notes or the Related Documents (other than those referred to in (b), (c), (d), (e), (k) or
         (l) above) and such failure continues for 60 days after receipt of notice described below.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         The Issuers shall deliver to the Holder, within 15 days after their knowledge of the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default and what action the Issuers are taking or propose to take with respect thereto.

         A Default under clauses (e), (i) or (m) of this Section 16.01 is not an Event of Default until the Holders of at least 25% in aggregate Outstanding Principal Amount of the outstanding Term Notes by notice to the Issuers give notice of the Default and the Issuers do not cure such Default within the time specified in said clause (e), (i) or (m) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         Section 16.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 16.01(g) or 16.01(h)) occurs and is continuing, the holders of at least 50% in aggregate Outstanding Principal Amount of the Term Notes, by notice to the Issuers, may declare the Outstanding Principal Amount of and accrued but unpaid interest on the Term Notes to be due and payable. Upon such a declaration, such Outstanding Principal Amount and interest shall be due and payable immediately. If an Event of Default specified in Section 16.01(g) or 16.01(h) occurs and is continuing, the Outstanding Principal Amount of and accrued interest on all the Term Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Noteholder.

         The Required Noteholders may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         A delay or omission by the Holder or any other Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

         Section 16.03. WAIVER OF PAST DEFAULTS. The Required Noteholders may waive any past or existing Default and its consequences except that (i) a Default in the payment of the Outstanding Principal Amount of or interest on the Term Notes or (ii) a Default in respect of a provision that under Section 16.04,
Article 19 or under the Funding Agreement cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         Section 16.04. RIGHTS OF HOLDER TO RECEIVE PAYMENT. Notwithstanding any other provision of this Term Note, the right of the Holder to receive payment of the Outstanding Principal Amount of and interest on this Term Note on or after the respective due dates expressed in this Term Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Section 16.05. WAIVER OF STAY OR EXTENSION LAWS. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Term Note and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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

                                   ARTICLE 17
                                  VOTING RIGHTS

         Section 17.01. VOTING RIGHTS. (a) On and after the date of Parent Stockholder Approval (as defined in the Funding Agreement), to the maximum extent permitted by law but subject to the Stockholders Agreement, the Holder of this Term Note, in its capacity as Holder of this Term Note, shall be entitled to vote on all matters voted on by holders of Common Stock, and shall vote together with the shares of Common Stock as a single class, except as otherwise required by law or as specified herein.

         (b) The Holder hereof shall have a number of votes in respect hereof equal to the number of shares of Common Stock that would be issued upon the conversion hereof as of the record date of any vote or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited (assuming for these purposes interest would be paid on such conversion in the form of Common Stock); PROVIDED that the number of votes to which any Holder of Term Notes is entitled, in its capacity as such, shall at no time exceed the aggregate Outstanding Principal Amount of such Holder's Term Note divided by the Voting Price, or such greater number of votes that are then permitted by the rules of NASDAQ (or, if Parent's common stock is quoted or listed on a different exchange, such greater number of votes that are then permitted by the rules of such exchange).

         (c) Without the consent or affirmative vote of the Required Noteholders, voting separately as a class, Parent shall not (i) amend, alter or repeal any provision of its Certificate of Incorporation or its By-laws, if the amendment, alteration or repeal (including by way of merger, consolidation or otherwise) alters or changes the rights of the Holders of the Term Notes so as to affect them materially and adversely or (ii) authorize or take any other action (including by way of merger, consolidation or otherwise) if (x) such action alters or changes any of the rights of Holders of the Term Notes under this Article 17 in any respect or otherwise would be inconsistent with the provisions of this Article 17 so as to affect the Holders materially and adversely and (y) the holders of any class or series of the capital stock of Parent are entitled to vote on such action.

         (d) Neither Issuer shall enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Issuers' performance of their obligations under this Article.

                                   ARTICLE 18
                                 SAVINGS CLAUSE

         In case any provision of this Term Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable

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

to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Term Note will not in any way be affected or impaired thereby.

                                   ARTICLE 19
                          ENTIRE AGREEMENT; AMENDMENTS

         This Term Note, the Related Agreements and the other agreements referred to in this Term Note constitute the full and entire understanding and agreement among the Issuers and the Holder with respect to the subject hereof. Except as otherwise provided in Section 16.04 or Section 6 of the Stockholders Agreement, neither this Term Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuers and the Required Noteholders.

                                   ARTICLE 20
                                ASSIGNMENT, ETC.

         The Holder may, subject to compliance with the provisions of the Stockholders Agreement (to the extent a party thereto) and the Funding Agreement and applicable federal and state securities laws, transfer or assign this Term Note or any portion thereof and may pledge, encumber or transfer its rights or interest in and to this Term Note or any part hereof; PROVIDED that, concurrently with any such transfer or assignment, the Holder shall assign to such transferee or assignee its rights under Section 6 of the Stockholders Agreement to the extent of the portion of this Term Note so transferred or assigned, and such transferee or assignee shall assume, to the extent of such portion of this Term Note so transferred or assigned, the obligations of the Holder under Section 6 of the Stockholders Agreement and agree to be bound by all of the provisions thereof. Each such assignee, transferee and pledgee shall have all of the rights of the Holder under this Term Note. The Issuers agree that, subject to compliance with the provisions of the Stockholders Agreement (to the extent applicable) and the Funding Agreement, after receipt by the Issuers of written notice of assignment from the Holder the Issuers shall cause such assignment to be reflected in the Term Notes Register, and all principal, interest and other amounts which are then, and thereafter become, due under this Term Note shall be paid to such assignee, transferee or pledgee at the place of payment designated in such notice. The Issuers may not assign this Term Note or any of their rights or obligations hereunder except as permitted hereunder. This Term Note shall be binding upon the Issuers and their respective successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

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

                                   ARTICLE 21
                                    NO WAIVER

         No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

                                   ARTICLE 22
                                     NOTICES

         Unless otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Term Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Parent:

         SpectraSite Holdings, Inc.
         100 Regency Forest Drive, Suite 570
         Cary, North Carolina   27511
         Attention:  Mr. Stephen H. Clark
         Telecopy:  (919) 388-9475

         With a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York 10019-6064
         Attention: Bruce Gutenplan, Esq.
         Telecopy: (212) 757-3990

         If to the Intermediate Holdco:

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

         SpectraSite Intermediate Holdings, LLC
         100 Regency Forest Drive, Suite 570
         Cary, North Carolina   27511
         Attention:  Mr. Stephen H. Clark
         Telecopy:  (919) 388-9475

         With a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York 10019-6064
         Attention: Bruce Gutenplan, Esq.
         Telecopy: (212) 757-3990

         If to the Holder, to its address and facsimile number appearing in the Term Notes Register which, in the case of the initial Holder, shall be as set forth on Schedule I, or II attached to the Funding Agreement, with copies to such Holder's representatives as set forth in Section 8.04 of the Funding Agreement, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

                                   ARTICLE 23
                                  MISCELLANEOUS

         Whenever the sense of this Term Note requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

                                   ARTICLE 24
                  CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL

         This Term Note shall be governed by and construed in accordance with the law of the State of New York. Except as otherwise expressly provided in this Term Note, the Issuers and the Noteholders agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Term Note or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Term Note shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Article 22 shall be deemed effective service of process on such party. EACH OF THE ISSUERS AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS TERM NOTE.

                                   ARTICLE 25
                                    RULE 144

         With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act ("RULE 144") and any other rule or regulation of the SEC that may at any time permit the Holder to sell the underlying stock of the Parent issuable upon conversion or exercise of this Term Note to the public without registration, the Parent agrees to use its reasonable best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act;

                  (c) furnish to the Holder, promptly upon request, a written statement by the Parent (provided true at the time) that it has complied with the applicable reporting and filing requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Parent, and copies of such other reports and documents (if any) so filed by the Parent as may be reasonably requested to permit the Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

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

                                   ARTICLE 26
                           ISSUANCE UNDER AN INDENTURE

         Section 26.01. ISSUANCE OF TERM NOTES UNDER AN INDENTURE. (a) In the event that an indenture is required to be qualified under the Trust Indenture Act of 1939, as amended ("TIA"), with respect to the Term Notes, or at any time upon request of Holders of in excess of 25% in aggregate principal amount of the outstanding Term Notes, the Issuers shall appoint a trustee (the "TRUSTEE") who satisfies the eligibility requirements set forth in Section 8.9 of the Indenture dated as of November 20, 2000 between Parent and United States Trust Company of New York, as trustee (the "CONVERTIBLE INDENTURE") and shall take whatever actions are necessary to cause an indenture (the "INDENTURE"), substantially in the form of the Convertible Indenture (subject to the next succeeding paragraph), to be executed and delivered by the Issuers and the Trustee and to be qualified under the TIA. In such event, (i) this Term Note shall be deemed to be one of an issue of Term Notes of the Issuers issued under the Indenture; (ii) the terms of the Term Notes shall be deemed to include those stated in the Indenture and those made part of the Indenture by reference to the TIA; and
(iii) the Term Notes shall be subject to all such terms. In such event, the Issuers may require Holders of the Term Notes, and each Holder by acceptance hereof agrees upon the Issuers' request, to surrender to the Trustee all Term Notes in the form hereof in exchange for replacement Term Notes substantially in the form provided for in the Indenture in an identical principal amount.

         (b) Notwithstanding the foregoing, the terms of the Indenture shall include the following terms included in this Term Note, whether or not consistent with the terms in the Convertible Indenture (in each case together with the related definitions):

                  (i) the Indenture and the Term Notes shall constitute the joint and several obligations of the Issuers;

                  (ii) the interest rate and interest payment dates and the form of consideration to be used to pay interest set forth in the Term Notes shall be provided for in the Indenture;

                  (iii) the Term Notes shall be limited in aggregate principal amount to the principal amount thereof outstanding on the date of such Indenture;

                  (iv) the conversion provisions set forth in Article 4 and the conversion price contained in the Term Notes shall be used in lieu of Article 15 of the Convertible Indenture (to the extent the provisions thereof are inconsistent with such provisions of the Term Notes);

                  (v) the maturity date of the Term Notes and the provisions for optional redemption set forth in Article 5 shall be included in the

         Indenture; PROVIDED that Sections 3.2 through 3.4 of the Convertible Indenture shall be included even if inconsistent with the terms of the Term Notes;

                  (vi) the repurchase provisions upon a "Change of Control" set forth in Article 6 shall be included;

                  (vii) the provisions of Article 7 with respect to mergers, consolidations and transfers of assets (other than the last paragraph thereof) shall be included in lieu of Section 12.1 of the Convertible Indenture;

                  (viii) the covenants contained in Article 11 shall be included in addition to those contained in Article Five of the Convertible Indenture (except Sections 5.5 through 5.7, which shall be omitted); and

                  (ix) the events of default listed in Section 16.01, to the extent not included in the Convertible Indenture, shall be included in the Indenture.

         (c) The provisions of Article 20 shall not be included in the Indenture. The second paragraph of the legend of the front page hereof shall be omitted unless, on the date of the Indenture, any original Holder of a Term Note or Permitted Transferee is still a Holder thereof (in which case the second paragraph of such legend shall be retained and shall apply only to such original Holder or Permitted Transferee). In addition to the foregoing, the transfer provisions in the Convertible Indenture shall also be included.

         (d) Without limiting the foregoing, in the event of any inconsistency between the terms of the Term Notes and the Convertible Indenture (other than terms that are required in an Indenture to comply with the TIA or other applicable law), the Indenture shall contain terms consistent in all material respects with those set forth in the Term Notes (except as expressly set forth herein) unless agreed otherwise by the Required Noteholders.

         IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed by their respective officers thereunto duly authorized.

Dated: [  ], 2002


                                SPECTRASITE HOLDINGS, INC


                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:
                                    Print Address:
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ATTEST

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                                SPECTRASITE INTERMEDIATE HOLDINGS, LLC


                                By:
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ATTEST

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                                       76

                                  DEFINED TERMS

                                                                         SECTION
                                                                         -------

Accepted Purchased Shares................................................4.05(g)
Acquiring Entity............................................................4.06
Additional Interest........................................................11.18
Adjustment Event ................................................Section 4.05(l)
Affiliate Transaction...................................................11.07(a)
Approval Date...........................................................17.01(c)
Change of Control Redemption Price.......................................6.01(a)
Conversion Date.............................................................4.02
Conversion Interest Payment.................................................4.01
Convertible Indenture......................................................26.01
Convertibility Impairment..........................................Section 11.18
Determination Date...............................................Section 4.05(l)
Events of Default..........................................................16.01
Expiration Time..........................................................4.05(f)
Holder...................................................First Page of this Note
Indenture..................................................................26.01
Interest Payment Date....................................First Page of this Note
Interest Payments........................................First Page of this Note
Notice of Change of Control..............................................6.01(a)
Offer Amount............................................................11.06(c)
Offer Expiration Time....................................................4.05(g)
Offer Notice............................................................11.06(c)
Optional Redemption Date.................................................5.01(a)
Optional Redemption Notice...............................................5.01(a)
Optional Redemption Price................................................5.01(a)
Outstanding Principal Amount.............................First Page of this Note
Parent Stockholder Approval ................................................4.01
Permitted Early Transfer........................................Section 11.20(a)
Purchase Date...........................................................11.06(c)
Purchased Shares.........................................................4.05(f)
Rule 144..............................................................Article 25
Securities...............................................................4.05(d)
Share Delivery Date.........................................................4.02
Successor Issuer............................................................7.01
Term Note................................................First Page of this Note
Term Notes Register......................................First Page of this Note
Term Notes...............................................First Page of this Note
TIA........................................................................26.01
Trigger Event............................................................4.05(d)
Trustee....................................................................26.01

                                Defined Terms - 1